EXHIBIT 2.2
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                            STOCK PURCHASE AGREEMENT

                                      Among

                              HEATH HOLDING CORP.,

                       its SHAREHOLDERS and OPTIONHOLDERS

                                       and

                            DESA INTERNATIONAL, INC.

                                   dated as of

                                January 12, 1998






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
                                Table of Contents

                                                                                                               Page

I

         REDEMPTION OF OPTIONS AND PURCHASE AND SALE OF SHARES....................................................2
         1.01     Transaction Price...............................................................................2
         1.02     Repurchase Transaction..........................................................................2
         1.03     Sale Transaction................................................................................2
         1.04     The Closing.....................................................................................3
         1.05     Net Working Capital Adjustment..................................................................4

II

         CONDITIONS TO CLOSING....................................................................................6
         2.01     Conditions to Buyer's Obligations...............................................................6
         2.02     Conditions to the Shareholders' Obligations.....................................................9

III

         REPRESENTATIONS AND WARRANTIES  OF
          EACH SHAREHOLDER AND EACH OPTIONHOLDER..................................................................9
         3.01     Execution and Delivery; Valid and Binding Agreements...........................................10
         3.02     Authority......................................................................................10
         3.03     Ownership of Capital Stock.....................................................................10
         3.04     Brokerage......................................................................................10
         3.05     Investment.....................................................................................10
         3.06     Noncontravention...............................................................................11

IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................11
         4.01     Organization and Corporate Power...............................................................11
         4.02     Subsidiaries...................................................................................11
         4.03     Authorization; No Breach.......................................................................12
         4.04     Capital Stock..................................................................................12
         4.05     Financial Statements...........................................................................13
         4.06     Absence of Certain Developments................................................................13
         4.07     Title to Properties............................................................................15
         4.08     Tax Matters....................................................................................16
         4.09     Contracts and Commitments......................................................................18
         4.10     Intellectual Property..........................................................................19
         4.11     Litigation.....................................................................................20
         4.12     Governmental Consents, etc.....................................................................21
         4.13     Employee Benefit Plans.........................................................................21




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         4.14     Insurance......................................................................................22
         4.15     Compliance with Laws...........................................................................23
         4.16     Environmental Compliance and Conditions........................................................23
         4.17     Banking and Agency Arrangements................................................................23
         4.18     Affiliated Transactions........................................................................24
         4.19     Brokers' Fees..................................................................................24
         4.20     Assets and Properties..........................................................................24
         4.21     Employees......................................................................................24
         4.22     Product Warranty...............................................................................24
         4.23     Product Liability..............................................................................25
         4.24     Undisclosed Liabilities........................................................................25
         4.25     Disclosure.....................................................................................25

V

         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................25
         5.01     Organization and Corporate Power...............................................................25
         5.02     Authorization..................................................................................25
         5.03     No Violation...................................................................................26
         5.04     Governmental Authorities; Consents.............................................................26
         5.05     Litigation.....................................................................................26
         5.06     Brokerage......................................................................................26
         5.07     Investment Representation......................................................................26
         5.08     Financing......................................................................................26
         5.09     No Knowledge of Misrepresentations or Omissions................................................26

VI

         PRE-CLOSING COVENANTS...................................................................................27
         6.01     Conduct of the Business........................................................................27
         6.02     Access to Books and Records....................................................................27
         6.03     Regulatory Filings.............................................................................27
         6.04     Conditions.....................................................................................28
         6.05     Exclusive Dealing..............................................................................28
         6.06     Notification...................................................................................28
         6.07     Preservation of Business.......................................................................28
         6.08     Topping Fees...................................................................................28
         6.09     Cooperation....................................................................................28
         6.10     Contribution of Assets to and Assumption of Liabilities by Spin-Off Entities;
                  Distribution of Equity Interests...............................................................29
         6.11     Other Agreements...............................................................................29
         6.12     Trademark Withdrawal...........................................................................29
         6.13     Heathkit Mark License Agreement.  .............................................................29





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VII

         COVENANTS OF BUYER......................................................................................31
         7.01     Access to Books and Records....................................................................31
         7.02     Notification...................................................................................31
         7.03     Director and Officer Liability and Indemnification.............................................31
         7.04     Conditions.....................................................................................31
         7.05     Contact with Customers and Suppliers...........................................................31
         7.06     Employees......................................................................................32
         7.07     Employee Benefit Plans.........................................................................32

VIII

         TERMINATION.............................................................................................32
         8.01     Termination....................................................................................32
         8.02     Effect of Termination..........................................................................33

IX

         SHAREHOLDERS' REPRESENTATIVE............................................................................33
         9.01     Designation....................................................................................33
         9.02     Authority......................................................................................33
         9.03     Exculpation....................................................................................34

X

         ADDITIONAL COVENANTS....................................................................................34
         10.01    Survival Period................................................................................34
         10.02    Indemnification................................................................................34
         10.03    Limitation of Recourse.........................................................................38
         10.04    Special Trademark License Indemnification Agreement............................................38
         10.05    Disclosure Generally...........................................................................39
         10.06    Acknowledgment by Buyer........................................................................39
         10.07    Tax Matters....................................................................................39
         10.08    Further Assurances.............................................................................40
         10.09    Covenant Not to Compete, Solicit or Interfere..................................................40

XI

         DEFINITIONS.............................................................................................41
         11.01    Definitions....................................................................................41
         11.02    Cross-Reference of Other Definitions...........................................................43

XII

         MISCELLANEOUS...........................................................................................45




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         12.01    Press Releases and Communications..............................................................45
         12.02    Expenses.......................................................................................46
         12.03    Waiver of Certain Transfer Restrictions........................................................46
         12.04    Knowledge Defined..............................................................................46
         12.05    Notices........................................................................................46
         12.06    Assignment.....................................................................................47
         12.07    Severability...................................................................................47
         12.08    No Strict Construction.........................................................................47
         12.09    Amendment and Waiver...........................................................................47
         12.10    Complete Agreement.............................................................................48
         12.11    Counterparts...................................................................................48
         12.12    Governing Law..................................................................................48
         12.13    Specific Performance...........................................................................48
         12.14    HIG Balance Sheet..............................................................................48
         12.15    Jurisdiction and Venue.........................................................................48
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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement," which term includes all exhibits and schedules hereto) is made as of January 12, 1998, among Desa International, Inc., a Delaware corporation ("Buyer"), Heath Holding
Corp., a Delaware corporation (the "Company"), the Persons listed on the attached Shareholders Schedule - Schedule I (the "Shareholders"), and the
Persons  listed  on the  attached  Optionholders  Schedule  -  Schedule  II (the
"Optionholders"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XI below.

                  Heath  Company,  a  Delaware  corporation   ("Heath"),   is  a
wholly-owned  subsidiary of the Company which in turn (i) directly owns 99.5% of the issued and  outstanding  shares (the "HK Shares") of capital  stock of Heath
Company Limited, a Hong Kong corporation ("Heath Ltd.") and (ii) indirectly owns the  remaining  0.5% of the HK Shares.  Heath and Heath Ltd.  are engaged in the businesses of  manufacturing  and marketing  residential  motion sensor security lighting and  decorative  lighting and wireless home devices (the  "Heath/Zenith
Business").   Heath  also  is  engaged  in  the  businesses  of  developing  and manufacturing  educational hardware products,  software products, hobby kits and course materials (the "Heathkit Business"). Immediately prior and as a condition to the  Closing  hereunder,  Heath will (i)  contribute  (A) all of its  assets, properties  and  businesses  attributable  to, or used in connection  with,  the
Heathkit Business to Heathkit  Company,  Inc. and (B) the Benton Harbor Facility
to The Benton Harbor Company,  Inc.  (together with Heathkit Company,  Inc., the
"Spin-Off  Entities")  in exchange for 100% of the equity  interests in Heathkit
Company, Inc. (the "Heathkit Equity Interests") and 100% of the equity interests in The Benton Harbor  Company,  Inc. (the "Benton  Harbor Equity  Interests" and
together  with the Heathkit  Interests,  the "Equity  Interests")  and (ii) then distribute  all of the  Equity  Interests  to the  Company  which  will  in turn distribute  all of the Equity  Interests  to the  Shareholders  in exchange  for
shares  of  capital  stock  of  the  Company  (the   "Exchanged   Shares")  (the
transactions  described  in the  foregoing  clauses (i) and (ii) are referred to herein collectively as the "Pre-Closing Spin-Off Transactions").

                  The Shareholders own all of the issued and outstanding shares of capital stock of the Company ("Shares"). The Optionholders own all of the issued and outstanding options to acquire Shares, in the amounts set forth on the Optionholders Schedule (the "Options").

                  Subject to the terms and conditions set forth herein, the parties hereto desire to consummate the Repurchase Transactions (as described below in Section 1.02 with respect to the outstanding Options) and the Sale
Transactions (as described below in Section 1.03 with respect to the outstanding
Shares).

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, on and subject to the terms and conditions set forth herein, as follows:







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                                    ARTICLE I

              REDEMPTION OF OPTIONS AND PURCHASE AND SALE OF SHARES

                  1.01 Transaction Price. The aggregate consideration to be delivered by Buyer (the "Transaction Price") in connection with consummation of the Repurchase Transactions and the Sale Transactions contemplated hereby shall be $37,000,000 minus the outstanding amount of the Funded Indebtedness as of the Closing, as adjusted pursuant to Section 1.05 below, payable as provided in this
Article I.

                  1.02     Repurchase Transaction.

                  (a) The Company shall repurchase all of the issued and outstanding Options from the Optionholders for an aggregate option repurchase price equal to the product of (i) $37,000,000 minus the outstanding amount of the Funded Indebtedness as of the Closing, plus the aggregate Option exercise price, multiplied by (ii) the Option Percentage (the "Base Option Repurchase
Price") as  adjusted  pursuant  to Section  1.05 below (the  "Option  Repurchase
Price"), minus the aggregate exercise price of the Options.

                  (b) On the basis of the representations, warranties, covenants and agreements and subject to satisfaction or waiver of the terms and conditions set forth herein, each of the Company and the Optionholders agrees to and will consummate (and the Shareholders agree to cause the Company to consummate), at the Closing, the following transactions (the "Repurchase Transactions"), subject to adjustment pursuant to Section 1.05(b)-(f): the Company shall repurchase from each Optionholder all of the Options held by such holder and shall deliver to each Optionholder an amount equal to such Optionholder's Option Pro Rata Portion of the Base Option Repurchase Price (as adjusted pursuant to Section 1.05(a)) minus the aggregate exercise price of such Optionholder's Options, payable as provided in this Article I.

                  1.03     Sale Transaction.

                  (a) The aggregate purchase price for the Shares (other than the Exchanged Shares) shall be equal to the product of (i) $37,000,000 minus the outstanding amount of the Funded Indebtedness as of the Closing, multiplied by
(ii) the Share Percentage (the "Base Share Purchase Price"), as adjusted pursuant to Section 1.05 below (the "Share Purchase Price").

                  (b) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the terms and conditions set forth herein, each of the Shareholders covenants and agrees to and will consummate, at the Closing, the following transactions (the "Sale
Transactions"), subject to adjustment pursuant to Section 1.05(b)-(f): the Shareholders shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from the Shareholders, all Shares (other than the Exchanged
Shares), free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements or other restrictions of any kind, against payment at the Closing of the Base Share
Purchase Price (as adjusted pursuant to Section 1.05(a)), payable as provided in this Article 1.





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                  1.04     The Closing.

                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place as is mutually agreeable to Buyer and the Shareholders' Representative) at 10:00 a.m. on the third business day following full satisfaction or due waiver of all of the closing conditions set forth in Article II hereof (other than those to be satisfied at the Closing) or on such other date as is mutually agreeable to Buyer and the Shareholders' Representative. The date and time of the Closing are herein referred to as the "Closing Date."

                  (b) Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions (the
"Closing Transactions") on the Closing Date:

                             (i) the Shareholders' Representative (on behalf of the Optionholders) shall deliver to the Company the instruments (if any) evidencing all of the Options and acknowledgments, duly executed by the Optionholders, of the cancellation thereof, and the Company shall cancel all of the issued and outstanding Options;

                            (ii) the Company shall deliver to each Optionholder funds equal to such Optionholder's Option Pro Rata Portion of the Base
         Option  Repurchase Price (giving effect to such  Optionholder's  Option
         Pro Rata  Portion  of the  adjustment  (if  any)  pursuant  to  Section
         1.05(a)),  minus the aggregate  exercise price for such  Optionholder's
         Options, minus the principal amount of such Optionholder's Buyer Note, by wire transfer of immediately available funds to one account designated in writing by the Shareholders' Representative to Buyer at least three (3) days prior to the Closing;

                           (iii) the Shareholders'  Representative (on behalf of
         the   Shareholders)   shall   deliver  to  Buyer   stock   certificates
         representing all of the Shares (other than the Exchanged Shares),  free and clear of all claims, pledges,  security interests,  liens, charges, encumbrances,  options,  proxies,  voting trusts or agreements or other restrictions  of any kind, duly endorsed for transfer or accompanied by duly executed stock powers;

                            (iv) Buyer shall deliver to each Shareholder such Shareholder's Share Pro Rata Portion of the Base Share Purchase Price
         (giving effect to such Shareholder's Share Pro Rata Portion of the adjustment thereto (if any) pursuant to Section 1.05(a)) minus the principal amount of such Shareholder's Buyer Note, by wire transfer of immediately available funds to one account designated in writing by the Shareholders' Representative to Buyer at least three (3) days prior to the Closing;

                             (v) Buyer shall repay, or cause to be repaid, on behalf of the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the Funded Indebtedness described on the attached Indebtedness Schedule - Schedule 1.04(b)(v), by wire transfer of immediately available funds as directed in writing by the holders of such Funded Indebtedness at or prior to the Closing, and the Shareholders' Representative (on behalf of the Shareholders and the Optionholders) shall cause the holders of such Funded Indebtedness to deliver to Buyer all appropriate payoff letters, reasonably




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         satisfactory   in  form  and   substance  to  Buyer,   and  shall  make
         arrangements  reasonably  satisfactory  to Buyer  for such  holders  to deliver lien releases and canceled notes at the Closing;

                            (vi) Buyer shall deliver to each Shareholder and each Optionholder such Shareholder's Share Pro Rata Portion and such
         Optionholder's  Option  Pro Rata  Portion,  respectively,  of the Buyer
         Notes; and

                           (vii)  Buyer,  the  Company  and  the   Shareholders'
         Representative  (on behalf of the Shareholders  and the  Optionholders)
         shall make such other  deliveries  as are required by and in accordance with Article II hereof.

                  (c) For purposes hereof, the term "Funded  Indebtedness" shall mean,  with  respect to the  Company  and its  Subsidiaries,  the sum of (i) all
obligations,  contingent or otherwise,  which in accordance  with GAAP should be classified  upon the  Company's  consolidated  balance sheet as  liabilities  in respect of borrowed money, notes or similar  instruments,  all obligations under leases which should be  capitalized  on the  consolidated  balance  sheet of the
Company  or  relating  to the  deferred  purchase  price  of  property,  and all
guarantees,   endorsements  and  other  contingent  obligations  in  respect  of indebtedness  of others and (ii) accrued  interest to and  including the Closing
Date in respect of any of the obligations  described in the foregoing clause (i)
of this  definition and all premiums,  penalties,  charges,  fees,  expenses and other amounts (including  so-called  "breakage"  amounts) due in connection with the payment and satisfaction in full of such  obligations  which will be paid or prepaid at Closing.

                  1.05     Net Working Capital Adjustment.

                  (a) Not more than five (5) business  days,  but at least three
(3) business days, prior to the Closing Date, the  Shareholders'  Representative
(on behalf of the Shareholders and the Optionholders) in good faith shall prepare and deliver to Buyer the Company's estimated Net Working Capital immediately prior to the Closing (the "Estimated Closing Net Working Capital") based on the Company's books and records and other information then available and Buyer shall be given access to such books and records and other information and the opportunity to consult with the Shareholders' Representative (on behalf of the Shareholders and the Optionholders) for purposes of confirming or disputing the Estimated Closing Net Working Capital; provided, however, that if the Shareholders' Representative and Buyer cannot agree on the Estimated Closing
Net Working Capital, the Estimated Closing Net Working Capital shall be deemed to be equal to the average of the Shareholders' Representative's and Buyer's respective good faith determination thereof. At Closing:

                           (i) If the Estimated Closing Net Working Capital is less than $12,500,000 (A) the aggregate Base Option Repurchase Price shall be reduced by an amount equal to the product of the Option
         Percentage  multiplied by such  deficiency  and (B) the aggregate  Base
         Share Purchase Price shall be reduced by an amount equal to the product of the Share Percentage multiplied by such deficiency.





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                           (ii) If the  Estimated  Closing Net  Working  Capital
         exceeds  $12,500,000  (A) the aggregate  Base Option  Repurchase  Price shall be  increased  by an amount  equal to the  product  of the Option
         Percentage  multiplied by such excess and (B) the aggregate  Base Share
         Purchase  Price shall be increased by an amount equal to the product of the Share Percentage multiplied by such excess.

                  (b) As promptly as practicable, but in no event later than ninety (90) days after the Closing Date, Buyer in good faith shall prepare and deliver to the Shareholders' Representative, a consolidated balance sheet of the Company as of the close of business on the Closing Date prepared in accordance with GAAP, together with a report thereon prepared by the Company's accountants
(the "Closing  Balance  Sheet"),  setting forth Buyer's  calculation  of the Net
Working Capital as of the Closing Date (the "Closing Net Working Capital").

                  (c) The Company  shall,  and shall cause its  accountants  to, permit  the  Shareholders'  Representative  to have full  access  to the  books, records and other  documents  (including  work papers)  pertaining to or used in connection with preparation of the Closing Balance Sheet and Buyer's calculation of the Closing Net Working Capital and provide the Shareholders'  Representative
with   copies   thereof   (as   reasonably   requested   by  the   Shareholders'
Representative).   If  the  Shareholders'   Representative  (on  behalf  of  the
Shareholders and the  Optionholders)  disagrees with Buyer's  calculation of the
Closing  Net  Working  Capital as set forth on the Closing  Balance  Sheet,  the
Shareholders'  Representative  will notify Buyer in writing of such disagreement
(the "Objection Notice") (such Objection Notice setting forth the basis for such disagreement  in  reasonable  detail)  within  fifteen (15)  business days after
Buyer's   delivery  of  the   Closing   Balance   Sheet  to  the   Shareholders'
Representative.   If  the  Shareholders'  Representative  fails  to  deliver  an
Objection  Notice  within  such  fifteen  (15)  business  day  period,   Buyer's
calculation  of the Closing Net Working  Capital shall be conclusive and binding upon the Shareholders,  the Optionholders,  the Shareholders' Representative and
Buyer. If the Shareholders'  Representative  delivers an Objection Notice within
such  fifteen   (15)   business   day  period,   Buyer  and  the   Shareholders'
Representative  thereafter  shall  negotiate  in good faith to resolve  any such disagreements  with  respect  to the  computation  of the  Closing  Net  Working
Capital.  If Buyer and the Shareholders'  Representative  resolve in writing all disagreements  with  respect  to the  computation  of the  Closing  Net  Working
Capital,  such written  resolution  of the Closing Net Working  Capital shall be
conclusive  and  binding  upon  the   Shareholders,   the   Optionholders,   the
Shareholders'   Representative   and  Buyer.  If  Buyer  and  the  Shareholders'
Representative are unable to resolve any such disagreements  within fifteen (15)
days after the Shareholders'  Representative's  delivery of its Objection Notice to Buyer, Buyer and the Shareholders' Representative shall submit the dispute to
a  "Big  Six"  public   accounting  firm  jointly  selected  by  Buyer  and  the
Shareholders'  Representative  (the "Auditor") for resolution.  If Buyer and the
Shareholders'  Representative are unable to agree upon the Auditor,  the Auditor shall be a "Big  Six"  accounting  firm  selected  by lot  (after  Buyer and the
Shareholders' Representative each exclude one such accounting firm).

                  (d) Buyer and the Shareholders' Representative shall use their respective commercially reasonable efforts to cause the Auditor to resolve all disagreements the Closing Net Working Capital as soon as practicable, but in any event shall direct the Auditor to render a determination within forty-five (45) days of its retention. The Auditor shall consider only those items and amounts in the Closing Balance Sheet which are identified in the Objection Notice as




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being  items  which  Buyer and the  Shareholders'  Representative  are unable to resolve. The determination of the Auditor will be conclusive and binding upon the Shareholders, the Optionholders, the Shareholders' Representative and Buyer.

                  (e) The Auditor will determine the allocation of its costs and expenses in determining the Closing Net Working Capital based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer claims the Closing Net Working Capital is $1000 less than the amount determined by the Shareholders' Representative, and the Shareholders' Representative contests only $500 of the amount claimed by Buyer, and if the Auditor ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the Shareholders and 40% (i.e., 200 / 500) to Buyer.

                  (f)  Within  five (5)  business  days  after the  Closing  Net
Working Capital is conclusively determined pursuant to this Section 1.05:

                             (i) If the Closing Net Working Capital is less than
         the Estimated Net Working Capital,  (A) each  Shareholder  shall pay to
         Buyer an amount equal to such  Shareholder's  Share Pro Rata Portion of the product of the Share Percentage,  multiplied by such difference and
         (B) each Optionholder shall pay to Buyer an amount equal to the product
         of  such   Optionholder's   Option  Pro  Rata  Portion  of  the  Option
         Percentage,  multiplied  by  such  difference,  in  each  case  by wire transfer of  immediately  available  funds to an account  designated by
         Buyer.

                            (ii) If the Closing  Net Working  Capital is greater
         than the  Estimated  Net Working  Capital,  (A) Buyer shall pay to each
         Shareholder  an  amount  equal  to such  Shareholder's  Share  Pro Rata
         Portion of the  product  of the Share  Percentage,  multiplied  by such excess and (B) Buyer shall pay to each  Optionholder an amount equal to the  product  of such  Optionholder's  Option  Pro Rata  Portion of the
         Option  Percentage,  multiplied  by such  excess,  in each case by wire transfer of immediately  available  funds to one account  designated in
         writing  by  the  Shareholders'   Representative   (on  behalf  of  the
         Shareholders and the Optionholders).


                                   ARTICLE II

                              CONDITIONS TO CLOSING

                  2.01  Conditions  to Buyer's  Obligations.  The  obligation of
Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The  representations  and warranties set forth in Articles
III and IV hereof shall be true and correct in all material respects (except for any such representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all




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respects)  at and as of the  Closing  Date as though then made and as though the
Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

                  (b) The Company,  the Shareholders,  the Optionholders and the
Shareholders' Representative shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

                  (c) All  consents  which  are  set  forth  on the  Third-Party
Consents Schedule - Schedule 4.09(c) attached hereto shall have been obtained;

                  (d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated, and all other governmental filings, consents, authorizations and approvals that are required for the consummation of the transactions contemplated hereby (all of which items are set forth on the Governmental Consents Schedule - Schedule 4.12 attached hereto) shall have been made and obtained;

                  (e) No law shall have been enacted which would, and no action or proceeding before any court or government body shall be pending wherein an unfavorable judgment, decree or order would, prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, cause a Material Adverse Effect or require the Company, any Subsidiary or Buyer to dispose of any material assets;

                  (f) The Company and the Shareholders shall have entered into a transition services agreement in the form set forth as Exhibit A attached hereto
(the "Transition Agreement"), which Transition Agreement shall be in full force and effect as of the Closing; and

                  (g) The Company or the Shareholders' Representative (on behalf of the Shareholders and the Optionholders), as the case may be, shall have delivered to Buyer each of the following:

                          (i)  evidence  of   consummation  of  the  Pre-Closing
         Spin-Off Transactions (including but not limited to evidence of the due execution and delivery of the Heathkit Business Contribution  Agreement and The Benton Harbor Facility Contribution Agreement by the respective parties thereto);

                         (ii) a certificate of the Company in the form set forth in Exhibit B attached hereto, dated the Closing Date, stating that the conditions specified in subsections (a) and (b) of this Section, inclusive, as they relate to the Company have been satisfied;

                        (iii) a certificate of the Shareholders'  Representative
         (on behalf of the Shareholders and the Optionholders) in the form of Exhibit C attached hereto, dated the Closing Date, stating that the conditions specified in subsections (a) and (b) of this Section as they relate to the Shareholders, the Optionholders and the Shareholders'
         Representative have been satisfied;





                                       -7-


                         (iv)  copies  of  the  third  party  and   governmental
         consents required by subsections (c) and (d) above;

                          (v) the stock certificates representing all Shares (other than the Exchanged Shares duly transferred to the Company in connection with the Pre-Closing Spin-off Transactions) from the Shareholders, in each case duly endorsed for transfer by the Shareholders or accompanied by stock powers duly executed by the Shareholders and the instruments evidencing the Options accompanied by acknowledgments, duly executed by the Optionholders, of the cancellation thereof;

                         (vi)  all  minute  books,  stock  books,   ledgers  and
         registers, corporate seals and other corporate records relating to the organization, ownership and maintenance of the Company and its Subsidiaries;

                        (vii) resignations effective as of the Closing Date from such officers and directors of the Company or its Subsidiaries as Buyer shall have requested in writing not less than three days prior to the Closing Date; and

                       (viii) a long form Certificate of Legal Existence and Good Standing, dated within three (3) days prior to the Closing Date, issued by, and a copy of the Certificate of Incorporation (including all amendments thereto) of each of the Company and its Subsidiaries, dated within three (3) days prior to the Closing Date, certified by the secretary of state (or, in the case of Heath Ltd., the registrar of companies) of its jurisdiction of incorporation or organization, as the case may be, and Certificates of Good Standing from the Secretary of State of Michigan, evidencing the Company's good standing in such jurisdiction, and certificates of good standing and legal existence (if available) or other comparable certification from the secretary of state (or other applicable governmental authority) of each state wherein the Subsidiary is duly qualified evidencing the Subsidiary's good standing therein.

                  (h) Buyer shall have received from counsel to the Company, the Shareholders, the Optionholders and the Shareholders' Representative an opinion in form and substance reasonably satisfactory to Buyer and shall have received from counsel to H.I.G. Investment Group, L.P. with respect to Cayman Islands law an opinion in form and substance reasonably satisfactory to Buyer, and each of the foregoing shall be addressed to Buyer and dated as of the Closing Date;

                  (i) All actions to be taken by the Shareholders and the Optionholders, respectively, in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer;

                  (j) The Company shall have delivered to Buyer copies of the resolutions duly adopted by the Company's board of directors authorizing the
execution,   delivery  and  performance  of  this  Agreement  and  each  of  the
Transaction Documents and copies of the Company's and Heath Ltd.'s bylaws, and each of the foregoing shall be certified by the secretary or an assistant secretary of the Company or Heath Ltd., as applicable; and

                  (k) The Benton Harbor Company, Inc. shall have duly executed and delivered a lease agreement in the form of lease agreement attached hereto as Exhibit D (the "Lease Agreement").

                  2.02 Conditions to the Shareholders' Obligations. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) The Pre-Closing Spin-Off Transactions shall have been consummated;

                  (b) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects at (except for any such representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

                  (c) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

                  (d) No legal action or proceeding before any court or government body shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

                  (e) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated, and all other governmental filings, consents, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained;

                  (f) Buyer shall have delivered to the Shareholders' Representative certified copies of the resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery and performance of this Agreement;

                  (g) Seller shall have received from counsel to Buyer an opinion in form and substance reasonably satisfactory to the Shareholders'
Representative concerning the due authorization, execution, delivery and enforceability of this Agreement and the Buyer Notes; and

                  (h) Buyer shall have delivered to the Shareholders' Representative (on behalf of the Shareholders and the Optionholders) a certificate in the form set forth as Exhibit E attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (b) and
(c) hereof have been satisfied.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                     EACH SHAREHOLDER AND EACH OPTIONHOLDER

                  Each Shareholder and each Optionholder, solely for himself or itself (on a several, and not joint and several basis), represents and warrants to Buyer as follows:

                  3.01 Execution and Delivery; Valid and Binding Agreements. If any Shareholder or any Optionholder is a corporation, partnership, business trust, limited liability company or other entity, such Shareholder or such Optionholder (as the case may be) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate, partnership, business trust, limited liability company or other action on behalf of such Shareholder or such Optionholder. This Agreement has been duly executed and delivered by such Shareholder or such Optionholder (as the case may be), and assuming that this Agreement is the valid and binding agreement of Buyer, this Agreement constitutes the valid and binding obligation of such Shareholder or such Optionholder (as the case may be), enforceable in accordance with its terms.

                  3.02 Authority. Such Shareholder or such Optionholder (as the case may be) has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his or its obligations hereunder (including, without limitation, all right, power, capacity and authority to sell, transfer and convey his or its Shares or Options, as the case maybe, as provided by this Agreement, subject to applicable federal and state securities law restrictions).

                  3.03 Ownership of Capital Stock. Such Shareholder or such Optionholder (as the case may be) is the record owner of the number of Shares or Options, as applicable, as set forth opposite his or its name on the Shareholders Schedule or the Optionholder Schedule, as the case may be, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements or other restrictions of any kind, except as set forth on the Shareholders Schedule. On the Closing Date, such Shareholder shall transfer to Buyer good title to such Shares and such Optionholder shall surrender for cancellation such Options to the Company, in either case free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions.

                  3.04 Brokerage. Except for the fees and expenses of Bowles Hollowell Conner & Co. (which the Shareholders agree shall be paid by the Shareholders), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Shareholder, any Optionholder, the Company or any Affiliate of any of the foregoing Persons.

                  3.05 Investment. Such Shareholder or such Optionholder (a) understands that the Buyer Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring such Shareholder's or such Optionholder's (as the case may be) Buyer Notes solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters and (d) is able to bear the economic risk and lack of liquidity inherent in holding such Shareholder's or such Optionholder's (as the case may be) Buyer Notes.

                  3.06 Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any law, statute, regulation, rule, judgment, order, decree stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which such Shareholder or such Optionholder is subject or, if applicable, any provision of its charter, bylaws or other such constituent documents, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which such Shareholder or such Optionholder is a party or by which such Shareholder or such Optionholder is bound or to which any of his or its assets is subject.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Buyer that:

                  4.01 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted, except where the failure to hold such authorizations, licenses and permits would not, individually or in the aggregate, have a material adverse effect upon the assets, liabilities, business, condition (financial or other), operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                  4.02 Subsidiaries. Except as set forth on the attached Subsidiary Schedule Schedule 4.02, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other corporation, organization or entity. Each of the Subsidiaries identified on the Subsidiary Schedule Schedule 4.02 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and, except as set forth on the attached Subsidiary Schedule - Schedule 4.02, all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of businesses as now conducted requires it to qualify, except where the failure to hold such authorizations, licenses and permits or to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, the term "Subsidiary" shall mean any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time of such determination, owned by the Company or another Subsidiary and shall include Heath Company, a Delaware corporation, and Heath Company Limited, a Hong Kong corporation formerly known as Prokit Electronics Company Limited. All of the Company's Subsidiaries are expressly identified on the attached Subsidiary Schedule.

                  4.03 Authorization; No Breach. Except as set forth on the attached Authorization Schedule - Schedule 4.03, the execution, delivery and performance of this Agreement by the Company and the Shareholders and the consummation of the transactions contemplated hereby have been duly authorized by all corporate and other action on the part of the Company and do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon any assets of the Company or any of its Subsidiaries, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body or other Person, under (a) the provisions of the Company's or any Subsidiary's certificate of incorporation or bylaws or (b) any indenture, mortgage, lease, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject, except, with respect to the items set forth in clause (b) of this Section 4.03, such conflicts, breaches, defaults, violations, liens, security interests, charges and encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect. Assuming that this Agreement is a valid and binding obligation of Buyer, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

                  4.04     Capital Stock.

                  (a) The authorized number of shares of capital stock of the Company consists of 2,500,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"). As of the date hereof, 1,500,000 shares of Common Stock are issued and outstanding and are owned of record by the Shareholders in the amounts as set forth on the attached Shareholders Schedule. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on the attached Capital Stock Schedule - Schedule 4.04, the Company does not have any other capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth on the attached Capital Stock Schedule - Schedule 4.04, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of the Company of any kind. Except as set forth on the Capital Stock Schedule - Schedule 4.04, there are no agreements or other obligations (contingent or otherwise) which require the Company or any Subsidiary to repurchase or otherwise acquire any shares of the Company's capital stock or other equity securities.

                  (b) The attached Subsidiary Schedule - Schedule 4.02 correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization, the Persons owning, of record and beneficially, the outstanding capital stock or other equity securities of such Subsidiary and the jurisdiction in which each such Subsidiary is qualified to do business. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) possesses all requisite corporate power and authority and, except as set forth on the attached Subsidiary Schedule Schedule 4.02, has all licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted. All of the outstanding shares of capital stock of each Subsidiary of the Company that is a corporation are validly issued, fully paid and nonassess able. Except as set forth on the Capital Stock Schedule - Schedule 4.04, all shares of capital stock or other equity interests of each of the Company's Subsidiaries are owned of record and beneficially by the Company or one of its Subsidiaries in the respective amounts set forth in the Subsidiary Schedule - Schedule 4.02, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreement and other restrictions of any kind and are not subject to any option or right to purchase any such shares or equity interests. Except as set forth on the Capital Stock Schedule - Schedule 4.04, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any shares of stock or any other security or interest in any other Person. The Company beneficially owns, indirectly through Heath and Anthony Tamer, in trust for Heath, all of the outstanding beneficial and other interests in Heath Ltd. After giving effect to the transactions contemplated by this Agreement, Buyer will own all of the outstanding equity interests in each of the Company, Heath and Heath Ltd., free and clear of all liens and encumbrances.

                  4.05 Financial Statements. The Company has furnished to Buyer true and complete copies of the following financial statements of Company and its Subsidiaries (collectively, the "Financial Statements"); (i) the unaudited consolidated balance sheet (the "Latest Balance Sheet") and related consolidated statement of income (together with the Latest Balance Sheet, the "Latest Financial Statements") for the Heath/Zenith Business of the Company and its Subsidiaries as at and for the eleven-month period ended November 30, 1997; (ii) the audited consolidated balance sheet and related consolidated statement of income for the Heath/Zenith Business of the Company and its Subsidiaries and The Benton Harbor Facility as at and for the fiscal year ended December 31, 1996 (the "1996 Heath/Zenith Financial Statements"); and (iii) the audited consolidated balance sheet and related consolidated statement of income for the Company and its Subsidiaries as at and for the fiscal years ended December 31, 1996 and 1995. The Financial Statements, including in each case the notes (if any) thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are true, complete and correct in all material respects and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete in all material respects) in all material respects, and present fairly the consolidated financial condition and results of operations, in the case of the Latest Financial Statements and the 1996 Heath/Zenith Financial Statements, of the Heath/Zenith Business of the Company and its Subsidiaries (including, in the case of the 1996 Heath/Zenith Financial Statements, The Benton Harbor Facility), on the bases therein stated, as of the respective dates thereof and for the respective periods covered thereby and, in the case of the other Financial Statements, of the Company and its Subsidiaries, on the bases therein stated, as of the respective dates thereof and for the respective periods covered thereby; provided, however, that (A) the Latest Financial Statements are subject to normal year-end adjustments and lack of footnote disclosure and (B) the Latest Financial Statements and the 1996 Heath/Zenith Financial Statements have been prepared on a pro forma basis in accordance with GAAP giving effect to the Pre-Closing Spin-Off Transactions as if they had occurred on December 31, 1996, except in the case of the 1996 Heath/Zenith Financial Statements which include The Benton Harbor Facility.

                  4.06 Absence of Certain Developments. Since December 31, 1996, there has not been any Material Adverse Effect. There has occurred or arisen or exists no change or event or condition or circumstance that, individually or in the aggregate, would have or result in a Material Adverse Effect other than as may result from general economic or political conditions or any change therein. Except as set forth on the attached Developments Schedule - Schedule 4.06 and except as expressly contemplated by this Agreement, since December 31, 1996, neither the Company nor any Subsidiary has:

                           (a) created, incurred, assumed or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $50,000 singly or $100,000 in the aggregate or outside the ordinary course of business (which term, as used in this Agreement, shall be deemed to mean the ordinary course of business of the Company and its Subsidiaries consistent with their practices in the past year);

                           (b) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any portion of its assets, except liens for current property taxes not yet due and payable;

                           (c) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business;

                           (d)  sold,   assigned  or  transferred  any  patents,
         certificates of plant variety protection, trademarks, trade names, copyrights, trade secrets or other intangible assets;

                           (e) experienced any damage, destruction or loss (whether or not covered by insurance) to its property, or canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the ordinary course of business or in excess of $50,000 in the aggregate;

                           (f) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;

                           (g) made any material capital expenditures or commitments therefor outside the ordinary course of business or which are not consistent with the Capital Expenditures Budget of the Company and its Subsidiaries for fiscal year 1997, a true and complete copy of which is attached as the Capital Expenditures Schedule - Schedule 4.06(g);

                           (h) entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) outside the ordinary course of business or involving in excess of $50,000 or relating to Intellectual Property;

                           (i) accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) to which any of the Company and its Subsidiaries is a party or by which any of them is bound outside the ordinary course of business or involving in excess of $50,000 in the aggregate or relating to Intellectual Property;

                           (j) made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans and acquisitions) outside the ordinary course of business;

                           (k) granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                           (l) made or authorized any change in the charter or bylaws of any of the Company and its Subsidiaries;

                           (m) declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased or otherwise acquired any of its capital stock;

                           (n) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

                           (o)   entered   into  any   employment   contract  or
         collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

                           (p) granted any increase outside the ordinary course of business in the base compensation of any of its directors, officers and employees;

                           (q) adopted any (i) bonus, (ii) profit-sharing, (iii) incentive compensation, (iv) pension, (v) retirement, (vi) medical, hospitalization, life or other insurance, (vii) severance, or (viii) other plan, contract or commitment for any of its directors, officers and employees, or modified or terminated any existing such plan contract or commitment;

                           (r) made any other change in employment terms for any of its directors, officers and employees;

                           (s) made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

                           (t) entered into any other material transaction, except in the ordinary course of business; or

                           (u) committed to or agreed to do any of the foregoing.

                  4.07     Title to Properties.

                  (a) The Company owns good and marketable title to all of the personal property shown on the Latest Balance Sheet, free and clear of all liens, security interests and other encumbrances, except for liens relating to current taxes not yet due and payable and liens and encumbrances set forth on the attached Liens Schedule - Schedule 4.07(a).

                  (b) The real property  demised by the leases  described on the attached Leased Real Property Schedule - Schedule 4.07(b) constitutes all of the real property leased by the Company or any of its Subsidiaries. The leases described on the Leased Real Property Schedule - Schedule 4.07(b) are valid and enforceable against the Company or its Subsidiary that is party thereto and in full force and effect, and the Company or a Subsidiary holds a valid and existing leasehold interest under each of the leases for the term set forth on the Leased Real Property Schedule. Except as set forth on the Leased Real Property Schedule - Schedule 4.07(b), each of such leases will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing, and the consummation of the transactions contemplated by this Agreement will not conflict with or result in any breach or violation of any of such leases. The Company has delivered to Buyer complete and accurate copies of each of the leases described on the Leased Real Property Schedule, and none of the leases have been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any other Person is in default in any material respect under any of such leases.

                  (c)  After   giving   effect  to  the   Pre-Closing   Spin-Off
Transactions, neither the Company nor any of its Subsidiaries owns any real property.

                  4.08 Tax Matters. Except as set forth in the attached Taxes Schedule - Schedule 4.08:

                  (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made in writing addressed specifically to the Company by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (b) Each of the Company and its Subsidiaries has withheld, collected and paid over all Taxes required to have been withheld, collected and paid over in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, including without limitation all sales, use and withholding taxes.

                  (c) There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing, or (ii) as to which any of the Shareholders or the directors, officers and employees responsible for Tax matters of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. The Taxes Schedule
- Schedule 4.08 lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1994, and indicates (other than with respect to separate company Tax Returns included in a consolidated, combined or unitary group other than a group the common parent of which was the Company) (i) those Tax Returns that have been audited and (ii) those Tax Returns that currently are the subject of audit.

                  (d) The Company has delivered to the Buyer correct and complete copies of all income Tax Returns of the Company and its Subsidiaries for taxable periods ending on or after 12/31/94, and all examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1994.

                  (e) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f) No liens, security interests or other encumbrances for Taxes exist with respect to any of the assets or properties of the Company or any Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith;

                  (g) The unpaid Taxes of the Company and its Subsidiaries will not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Closing Balance Sheet (rather than in any notes thereto), which reserve shall be established in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (h) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

                  (i) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible due to Code Section 280G.

                  (j) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (k) Other than with respect to Tax sharing agreements to which no Person other than the Company or any of the Subsidiaries is a party, (A) there is no existing or previously effective Tax sharing agreement that may or will require that any payment be made by the Company or any of its Subsidiaries on or after the Closing Date and all Tax sharing agreements to which the Company or any of its Subsidiaries is a party shall be canceled as of the Closing Date and thereafter the Company shall have no obligation thereunder, and (B) any payments to which the Company or any of its Subsidiaries is or would be entitled on or prior to the Closing Date under any such Tax sharing agreement has been or will be paid to the Company or any such Subsidiary on or prior to the Closing Date.

                  (l) Since January 25, 1995, none of the Company and its Subsidiaries has been a member of an affiliated group of corporations other than a group the common parent of which was the Company.

                  (m) Neither the Company nor any of its Subsidiaries is bound by any currently effective private ruling, closing agreement or similar agreement with any taxing authority relating to a material amount of Taxes.

                  (n) Neither the Company nor any of its Subsidiaries will be required to include, in a taxable period ending after the Closing Date, any taxable income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting, the like-kind exchange provisions of Section 1031 of the Code, or any comparable provision of state or local Tax law. Immediately following the Closing Date, neither the Company nor any of its Subsidiaries will have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13.

                  (o) No property owned by the Company or its Subsidiaries is property that the Company is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

                  (p) No material amount of assets of the Company or any of its Subsidiaries is subject to a lease under Section 7701(h) of the Code.

                  (q) Except for Heath's ownership of the HK Shares, neither the Company nor any of its Subsidiaries owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

                  4.09     Contracts and Commitments.

                  (a) Except as set forth on the attached  Contracts  Schedule -
Schedule 4.09(a), neither the Company nor any Subsidiary is party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 4.13 or the schedules relating thereto; (iii) stock purchase, stock option or similar plan; (iv) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis; (v) agreement, document, instrument or indenture evidencing or relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material portion of the Company's or any Subsidiary's
assets   (including   any  such  document   evidencing  or  relating  to  Funded
Indebtedness); (vi) guaranty of any obligation for borrowed money or other material guaranty; (vii) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $25,000; (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $25,000; (ix) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a selling price in excess of $25,000; (x) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000; (xi) noncompetition or other contract which prohibits or restricts the Company or any Subsidiary from freely engaging in operations or business anywhere in the world;
(xii) written arrangement concerning a partnership or joint venture; (xiii) written or other arrangement concerning confidentiality; (xiv) written or other arrangement involving any of the Shareholders or the Optionholders and their respective Affiliates; (xv) written arrangement under which the consequences of a default or termination could have a Material Adverse Effect; (xvi) license, sublicense, agreement or permission to use any patent, patent application, trademark, service mark, trade dress, trade name or corporate name or registration or application for registration thereof, or any other item of material Intellectual Property owned by any third party and used by any of the Company or its Subsidiaries; or (xvii) other material written arrangement (or group of related written arrangements) or any written agreement not entered into in the ordinary course of business.


                  (b) Buyer has been supplied with a true and correct copy of all written contracts which are referred to on the Contracts Schedule - Schedule 4.09(a), together with all amendments, waivers or other changes thereto.

                  (c) With respect to each agreement, contract, plan, document, instrument, indenture or arrangement so listed on the attached Contracts Schedule - Schedule 4.09(a) (collectively, the "Material Contracts"): (i) such Material Contract is legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is party thereto and, to the Company's knowledge, against each Person (other than the Company or any of its Subsidiaries) that is party thereto; (ii) subject to the Company's obtaining the consents set forth on the attached Third-Party Consents Schedule - Schedule 4.09(c), such Material Contract will continue to be legal, valid, binding, and enforceable against the Company or the Subsidiary that is party thereto and, to the Company's knowledge, against each Person (other than the Company or any of its Subsidiaries) that is party thereto and in full force and effect on identical terms following the Closing; (iii) subject to the Company's obtaining the consents indicated on the Third Party Consents Schedule - Schedule 4.09(c), the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of such Material Contract; and (iv) the Company is not in breach of or default under such contract, and to the Company's knowledge, no event has occurred which, with notice or lapse of time would constitute a breach of or default under or permit termination, modification, or acceleration under, such contract.

                  (d) None of the Company and its Subsidiaries is a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in the Contracts Schedule - Schedule 4.09(c) under the terms of this Section 4.09.

                  (e) To the Company's knowledge, since December 31, 1996, there is no unresolved threat by (i) any supplier or vendor of any of the Company and its Subsidiaries that such supplier or vendor will stop, or materially decrease the rate of, supplying materials, products, or services to any of them or (ii) by any customer of any of the Company and its Subsidiaries that such customer will stop or materially decrease the rate of buying material or products from any of them.

                  4.10     Intellectual Property.

                  (a) All (i) patents, patent applications, patent disclosures and improvements thereto (ii) trademarks, service marks, logos, trade names, and corporate names and registrations and applications for registration thereof,
(iii) copyrights and  registrations  and applications for registration  thereof,
(iv) material mask works and registrations and applications for registration thereof, (v) material computer software and (vi) material trade secrets and proprietary manufacturing and production processes (collectively, "Intellectual Property") owned or used by the Company or any of its Subsidiaries are set forth on the attached Intellectual Property Schedule - Schedule 4.10. Except as set forth on the Intellectual Property Schedule - Schedule 4.10, (a) the Company and its Subsidiaries, as the case may be, owns and possesses all right, title and interest in and to, or possesses the valid right to use, the Intellectual Property set forth on the Intellectual Property Schedule - Schedule 4.10; (b) neither the Company nor any Subsidiary has received any written notices of any claim of ownership (in whole or in part), theft, license, shop right, infringement or misappropriation from any third party with respect to the Intellectual Property set forth on the Intellectual Property Schedule - Schedule
4.10 and neither the Company nor any Subsidiary has received any written notice of the existence of any patent or patent application purportedly owned by any third Person which relates to any product marketed by the Company or any Subsidiary; and (c) neither the Company nor any of its Subsidiaries has infringed or is currently infringing on the Intellectual Property of any other Person, except for any nonconformance with clauses (a), (b) and (c) above which would not, individually or in the aggregate, have a Material Adverse Effect. Other than those items of Intellectual Property set forth on the Schedules to the Heathkit Business Contribution Agreement, each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or its Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder. Except as described on the attached Intellectual Property Schedule - Schedule 4.10, to the Company's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries which interference, infringement or misappropriation is likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) Except as described on the attached Intellectual Property Schedule - Schedule 4.10, to the Company's knowledge, each of the Company and its Subsidiaries has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses.

                  (c) The Intellectual Property Schedule - Schedule 4.10 identifies each patent or trademark or registration therefor which has been owned by any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent or trademark application or application for registration which any of the Company and its Subsidiaries has made or owns with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).

                  (d) The Intellectual Property Schedule - Schedule 4.10 also identifies each item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to any license, sublicense, agreement or permission.

                  4.11 Litigation. Except as set forth on the attached Litigation Schedule, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental department, commission, office, board, bureau, agency or instrumentality, domestic or foreign, and neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree of any court or governmental body.

                  4.12 Governmental Consents, etc. Except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and, except as set forth on the attached Governmental Consents Schedule - Schedule 4.12, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any of the execution, delivery or performance of this Agreement by the Company, the Shareholders or the Optionholders or the consummation by the Company, the Shareholders or the Optionholders of any other transaction contemplated hereby.

                  4.13     Employee Benefit Plans.

                  (a) The attached Employee Benefits Schedule - Schedule 4.13 lists all employee benefit plans, as defined in Section 3(3) of ERISA, and all other deferred compensation, bonus or other incentive compensation, stock purchase, severance pay, salary continuation for disability or other leave of absence, supplemental unemployment benefits, layoff or reduction in force, change in control or educational assistance plans, arrangements or policies including, but not limited to, any benefit arrangement, policy or practice, in which any employee of the Company or any Subsidiary (including, but not limited to, the President and its chief financial officer) participates on the date hereof (collectively, the "Benefit Plans"). None of the Benefit Plans is (i) a "defined benefit pension plan" as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) a "multiple employer plan," as defined in ERISA or the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) a funded welfare benefit plan, as defined in
Section 419 of the Code. Each of the Company and its Subsidiaries has no agreement or commitment to create any additional Benefit Plan or to modify or change any Benefit Plan.

                  (b) With respect to each Benefit Plan, the Company has heretofore delivered or made available to Buyer true, correct and complete copies of (i) all documents which comprise the most current version of each such Benefit Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is an "employee benefit plan," as defined in
Section 3(3) of ERISA, (A) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Benefit Plans for which such a report is required, (B) the most current summary plan description (and any summary of material modifications), (C) the most recent certified financial statements for each of the Benefit Plans for which such a statement is required or was prepared and (D) for each Benefit Plan intended to be "qualified" within the meaning of
Section 401(a) of the

Code, the current IRS determination letter issued with respect to such Plan. Except as set forth in the Employee Benefits Schedule - Schedule 4.13, since the date of the documents so delivered to Buyer, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Plan, and none of the Benefit Plans has been or will be amended prior to the Closing Date.

                  (c) Each of the Company and its Subsidiaries has performed and complied in all material respects with its obligations under and with respect to the Benefit Plans and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable laws.

                  (d) There are no unpaid contributions with respect to any Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law.

                  (e) Neither the Company, any Subsidiary, nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan, nor have there been any fiduciary violations under ERISA which could subject the Company or any Subsidiary (or any officer, director or employee thereof) to any penalty or tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

                  (f) Except as set forth in the  Employee  Benefits  Schedule -
Schedule 4.13, there is not, with respect to any Benefit Plan: (i) any filing, application or other matter pending with the IRS, the United States Department of Labor or any other governmental authority, (ii) any pending action, suit or claim other than routine claims for benefits, or (iii) any outstanding liabilities for Taxes, penalties or fees.

                  (g) Neither the execution and delivery of this Agreement, nor the consummation of any or all of the contemplated transactions will: (i) entitle any employee or former employee of the Company or any Subsidiary to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any employee or former employee, or (iii) directly or indirectly cause any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

                  (h) Each employee benefit plan and compensation arrangement, or benefit arrangement of any type, maintained by any Subsidiary of the Company with respect to nonresident alien employees, has been maintained in accordance with all applicable law (whether foreign or otherwise), and has been disclosed on the Employee Benefit Schedule - Schedule 4.13.

                  (i) No party has failed to comply with the continuation health care coverage requirements of Section 4980B of the Code and Section 601 through 607 of ERISA in respect of the Benefit Plans.

                  4.14  Insurance.  The attached  Insurance  Schedule - Schedule
4.14 lists each insurance policy maintained by the Company and its Subsidiaries and any self-insurance arrangements affecting any of the Company its Subsidiaries. All of such insurance policies are in full force and effect, and to the Company's knowledge, neither the Company nor any Subsidiary is in default with respect to its obligations under any of such insurance policies.

                  4.15 Compliance with Laws. Each of the Company and each Subsidiary has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, and no charge, complaint, action, suit, proceeding, investigation, claim, demand, or notice has been filed or commenced against any of the Company and its Subsidiaries alleging any failure to comply with any such law or regulation and, to the Company's knowledge, there are no threatened actions or investigations and no basis for any of the foregoing.

                  4.16     Environmental Compliance and Conditions.

                  (a) The Company and its Subsidiaries have obtained and possess all permits, licenses and other authorizations required under federal, state, local and foreign laws and regulations concerning public health and safety, worker health and safety, and pollution or protection of the environment in effect on or prior to the Closing Date, including all such laws and regulations relating to the emission, discharge, release or threatened release of any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or wastes into ambient air, surface water, groundwater or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or waste ("Environmental and Safety Requirements"), except where the failure to possess such licenses, permits and authorizations would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth on the attached Environmental Compliance Schedule Schedule 4.16, the Company and its Subsidiaries are in compliance with all terms and conditions of such permits, licenses and authorizations and are also in compliance with all other Environmental and Safety Requirements or any written notice or demand letter issued, entered, promulgated or approved thereunder, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) (i) None of the Company and its Subsidiaries has any material Liability under any Environment and Safety Requirements and (ii) none of the Company or its Subsidiaries has handled or disposed of any Hazardous Materials or arranged for the disposal of any Hazardous Materials in a manner that would reasonably be anticipated to give rise to any such Liability. There are no underground storage tanks, underground injection wells, asbestos or equipment containing polychlorinated biphenyls located at any site currently operated by the Company or any Subsidiary. None of the Company and its Subsidiaries has any material Liability (i) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local or foreign government (or agency thereof) concerning employee health and safety or (ii) for any illness of or personal injury to any employee.

                  4.17     Banking and Agency Arrangements.

                  (a) The attached Banking/Agency Schedule - Schedule 4.17 sets forth a correct and complete list of:

                          (i) each bank, savings and loan or similar financial institution in which the Company or any Subsidiary has an account or safe deposit box or other custodial arrangement and the numbers of such accounts or safe deposit boxes maintained by the Company or any Subsidiary, as the case may be; and

                         (ii) the names of all Persons authorized to draw on each such account or to have access to any such safe deposit box facility.

                  (b) Except as set forth on the attached Banking/Agency Schedule, neither the Company nor any Subsidiary has granted any general or special powers of attorney or any other agency arrangement.

                  4.18 Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule - Schedule 4.18, to the Company's knowledge, no officer, director, Shareholder, Optionholder or Affiliate of the Company or any individual in such officer's, director's, Shareholder's or Optionholder's immediate family is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or has any interest in any property used by the Company or any of its Subsidiaries.

                  4.19 Brokers' Fees. Except for the fees and expenses of Bowles Hollowell Conner & Co. (which shall be paid by the Shareholders (to the extent not previously paid as of the Closing)), none of the Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  4.20 Assets and Properties. The tangible and intangible assets and properties of the Company and its Subsidiaries constitute all of the tangible and intangible assets and properties necessary to carry on the business of the Company and its Subsidiaries as presently conducted (other than the Heathkit Business). Each such tangible asset is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

                  4.21 Employees. To the Company's knowledge, no key employee or group of employees has any plans to terminate employment with any of the Company and any Subsidiary. Except as set forth on the attached Employee Schedule -
Schedule 4.21, (a) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes; (b) neither the Company nor any Subsidiary has committed any unfair labor practice; and (c) to the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of either Company or any Subsidiary.

                  4.22 Product Warranty. To the Company's knowledge, each product manufactured, distributed, sold, serviced, leased or delivered by any of the Company or any Subsidiary has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties and neither the Company nor any Subsidiary has any Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Latest Balance Sheet, as adjusted for the passage of time through the Closing Date or in the ordinary course of business of the Company and its Subsidiaries. No product manufactured, sold, distributed, serviced, leased, or delivered by any of the Company or any of its Subsidiaries is subject to any guaranty, warranty or other indemnity of the Company or any Subsidiary beyond the applicable standard terms and conditions of sale or lease.

                  4.23 Product Liability. Except as described on the attached Product Liability Schedule - Schedule 4.23, to the Company's knowledge, neither the Company nor any Subsidiary has any Liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, investigation, claim or demand against any of them giving rise to any Liability) arising out of any injury to any Person or property as a result of the ownership, possession, or use of any product manufactured, distributed, sold, leased, serviced or delivered by the Company or any of its Subsidiaries.

                  4.24 Undisclosed Liabilities. To the Company's knowledge, neither the Company nor any Subsidiary has any material Liability except for (i) Liabilities set forth in the Latest Balance Sheet, (ii) Liabilities which have arisen after the most recent fiscal year end in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand) and (iii) Liabilities identified on the attached Liabilities Schedule Schedule 4.24.

                  4.25 Disclosure. To the Company's knowledge, the representations and warranties contained in this Article IV do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Article IV not misleading in any material respect.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to the Shareholders and the Company that:

                  5.01 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  5.02 Authorization. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Shareholders, the Optionholders, the Shareholders' Representative and the Company, this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

                  5.03 No Violation. Buyer is not subject to or obligated under its certificate of incorporation, its bylaws, any applicable law (other than the HSR Act), or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Buyer's execution, delivery or performance of this Agreement.

                  5.04 Governmental Authorities; Consents. Except for the applicable requirements of the HSR Act, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby other than such notices, reports or other filings the failure of which to submit would not, individually or in the aggregate, materially adversely affect Buyer's performance of this Agreement or the consummation of the transactions contemplated hereby. Except for the required consent of the Buyer's senior lenders under its senior credit agreement, no consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than such consents, approvals or authorizations the failure of which to obtain would not, individually or in the aggregate, materially adversely affect Buyer's performance of this Agreement or the consummation of the transactions contemplated hereby.

                  5.05 Litigation. There are no actions, suits or proceedings pending or, to the Buyer's knowledge, overtly threatened against or affecting
Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

                  5.06 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                  5.07 Investment Representation. Buyer is purchasing the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws.

                  5.08 Financing. Buyer has and shall have at the Closing sufficient cash and available credit facilities (and has provided evidence thereof satisfactory to the Shareholders' Representative) to pay the full consideration payable to the Shareholders hereunder, to make all other necessary payments by it in connection with the purchase of the Shares and to pay all of its related fees and expenses.

                  5.09 No Knowledge of Misrepresentations or Omissions. As of the date of execution of this Agreement, Buyer has no actual knowledge that the representations and warranties of the Company or the Shareholders in this Agreement and the schedules hereto are not true and correct in all material respects, and Buyer has no actual knowledge of any material errors in, or material omissions from, the schedules to this Agreement.


                                   ARTICLE VI

                              PRE-CLOSING COVENANTS

                  6.01     Conduct of the Business.

                  (a) From the date hereof until the Closing Date, except as otherwise permitted by this Agreement, the Company shall, and the Shareholders shall cause the Company to, carry on its and each Subsidiary's business according to its ordinary and usual course of business and substantially in the same manner as heretofore conducted; provided that, the foregoing notwithstanding, the Company may (i) use all available cash to repay any Funded Indebtedness prior to the Closing, and (ii) take all actions necessary in connection with the consummation the Pre-Closing Spin-Off Transactions.

                  (b) From the date hereof until the Closing Date, except as otherwise provided for by this Agreement or consented to in writing by Buyer, the Company shall not, and shall not permit its Subsidiaries to, (i) issue, sell or deliver any shares of its or any Subsidiary's capital stock or other equity interests in the Company or any Subsidiary or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its or any Subsidiary's capital stock; (ii) effect any recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or like change in its capitalization;
(iii) amend its or any Subsidiary's certificate of incorporation (or other charter documents) or bylaws; (iv) make any redemption or purchase of any shares of its or any Subsidiary's capital stock; (v) declare, set aside or pay any dividend or distribution with respect to its capital stock (other than as expressly provided herein with respect to the Pre-Closing Spin-Off Transactions) or redeem, purchase, or otherwise acquire any of its capital stock, or (vi) take action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4.06 above.

                  6.02 Access to Books and Records. From the date hereof until the Closing Date, the Company shall provide Buyer and its authorized representatives ("Buyer's Representatives") with full access at all reasonable times and upon reasonable notice to the offices, properties, personnel, books and records of the Company and its Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries. Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated September 3, 1997, with the Company (the "Confidentiality Agreement").

                  6.03 Regulatory Filings. Each party hereto shall coordinate and cooperate with each of the other parties in exchanging such information and assistance as such other parties may reasonably request in connection with all filings and submissions required to be made under the HSR

Act and any other material laws or regulations applicable to any party hereto for the consummation of the transactions contemplated herein. Each party agrees to use its commercially reasonable efforts to make the initial filings required to be made under the HSR Act in connection with the transactions contemplated herein as soon as practicable after the date of execution of this Agreement but, in any event, no later than five business days following such date.

                  6.04 Conditions. The Company and the Shareholders shall diligently pursue and use all commercially reasonable efforts to cause the conditions set forth in Section 2.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction or waiver by Buyer of all of the conditions set forth in Article II (other than those to be satisfied at the Closing); provided that neither the Company, any Subsidiary nor any Shareholder shall be required to expend any funds (other than filing fees and other amounts (a) required under existing agreements or applicable law or (b) amounts or fees that are not outside of the ordinary course of business of the Company and its Subsidiaries) to obtain any third-party or governmental consents required under Section 2.01(c) or (d).

                  6.05  Exclusive  Dealing.  During the period  from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 8.01, other than the Pre-Closing Spin-Off Transactions, each Shareholder and each Optionholder shall not take or permit any other Person on its behalf to take, and the Company shall not, and shall not permit its Subsidiaries to, take any action to encourage, initiate or engage in discussions or negotiations or enter into any agreements with, or provide any information to, any Person (other than Buyer and its permitted assigns) concerning any purchase of Shares or the Options or any merger or consolidation, liquidation, distribution or recapitalization, sale of substantial assets or similar transaction or business combination involving the Company, any Subsidiary or the Heath/Zenith Business (other than assets sold in the ordinary course of business and The Benton Harbor Facility transferred in connection with the Pre-Closing Spin-Off Transactions immediately prior to the Closing). Each of the Company, the Shareholders, the Optionholders and Shareholders' Representative shall promptly advise Buyer of any proposal it may receive relating to any transaction of the type described in the preceding sentence, and the identity of the Person making it.

                  6.06 Notification. From the date hereof until the Closing Date, the Company shall disclose to Buyer in writing any material variances from the representations and warranties contained in Article IV promptly upon discovery thereof.

                  6.07 Preservation of Business. The Company will, and the Shareholders will cause the Company to, use commercially reasonable efforts to cause the Company to keep its business and properties substantially intact, including its relationships with lessors, licensors, suppliers, customers, officers and employees.

                  6.08 Topping Fees. The Company represents, warrants and covenants that it is not obligated to, and will not pay, or enter into an agreement to pay or indemnify, any topping or similar fees.

                  6.09 Cooperation. Each of the parties hereto covenants and agrees that it or he will not take any action, omit to take any action or enter into any transaction which reasonably could be expected to render any representation or warranty or covenant contained in this Agreement untrue or incorrect in any material respect (except to the extent a representation or warranty or covenant is qualified by materiality, in which case the parties will refrain from taking any action that would render such representation or warranty or covenant untrue or incorrect in any respect) as of the Closing.

                  6.10 Contribution of Assets to and Assumption of Liabilities by Spin-Off Entities; Distribution of Equity Interests.

                  (a) Prior to the Closing and pursuant to the terms of the Contribution and Assumption Agreement to be entered into by the Company and the Spin-Off Entities in the forms attached hereto as Exhibit F (the "Heathkit Business Contribution Agreement") and Exhibit G (the "Benton Harbor Facility Contribution Agreement" and, together with the Heathkit Business Contribution Agreement, the "Contribution Agreements"), Heath shall (and the Company and the Shareholders agree to cause the Company to) (i) contribute and transfer (the "Heathkit Contribution") to Heathkit Company, Inc. as is where is, all of Heath's right, title and interest in and to any and all assets of Heath used principally in the Heathkit Business, identified in Exhibit A to the Heathkit Business Contribution Agreement, and (ii) contribute and transfer (the "Benton Harbor Facility Contribution" and, together with the Heathkit Contribution, the "Contributions") to The Benton Harbor Company, as is where is, the Benton Harbor Facility.

                  (b) Concurrently with the Contributions, the Spin-Off Entities will use all reasonable efforts to cause the Company and its Subsidiaries to be released by all applicable third parties from any Liability to be assumed by the Spin-Off Entities pursuant to the Contribution Agreements that is (i) debt for borrowed money and similar monetary obligations (including letter of credit reimbursement obligations) evidenced by bonds, notes, debentures, letters of credit or other instruments, other than trade accounts payable in the ordinary course of business or (ii) guaranties, endorsements, and other contingent obligations, whether direct or indirect, in respect of liabilities of others or any of the types described in clause (i).

                  (c) Following the Contributions and prior to the Closing, pursuant to an Exchange Agreement between the Company and the Stockholders in the form attached hereto as Exhibit H, (i) Heath shall (and the Company and the Shareholders agree to cause Heath to) distribute (the "Distribution") all of the Equity Interests in the Spin-Off Entities to the Company and (ii) the Company shall (and the Shareholders agree to cause the Company to) distribute all of the Equity Interests in the Spin-Off Entities to the Shareholders in exchange for the Exchanged Shares.

                  6.11 Other Agreements. At the Closing, the Shareholders will cause The Benton Harbor Company, Inc. to execute and deliver to Buyer the Lease Agreement and Heathkit Company, Inc. to execute and deliver to Buyer the Transition Agreement. As of the Closing, the Company will, and the Shareholders and the Optionholders will cause the Company to, terminate each of the Shareholders Agreement and the letter agreement dated January 26, 1995 between H.I.G. Capital Management, Inc. ("H.I.G. Capital") and Heath regarding certain management services to be provided to Heath by H.I.G. Capital.

                  6.12 Trademark Withdrawal. On or as of the Closing, the Company will withdraw or abandon the application submitted to the United States Patent and Trademark Office in November 1997 with respect to the registration of the "Heath Zenith" mark.

                  6.13 Heathkit Mark License Agreement. Buyer and Heathkit Company, Inc. shall negotiate, and Heathkit Company, Inc., will and Buyer will cause Heath to enter into, a mutually agreeable license agreement, pursuant to which Heath shall license to Heathkit Company, Inc. the trademark HEATHKIT (the "Mark") and all registrations thereof in the countries set forth on the attached Associated Countries Schedule - Schedule 6.13 (the "Associated Countries"), which license agreement shall contain the following terms and conditions and such other terms and conditions as are customary (including, but not limited to, customary indemnification provisions in favor of Heath) for an agreement of its type: (i) Heath shall grant Heathkit Company, Inc. an exclusive, royalty-free, perpetual, irrevocable and transferrable license (with the right to grant sublicenses) to use the Mark and any composite marks containing the Mark; (ii) Heathkit Company, Inc. shall have the right to enforce the Mark in the Associated Countries in its own name and, at Heathkit Company, Inc.'s request, Heath shall cooperate with or join Heathkit Company, Inc. in such enforcement, all at Heathkit Company, Inc.'s sole cost and expense; (iii) Heath shall not grant any voluntary liens, security interests and other encumbrances or restrictions on the Mark; (iv) Heath shall not assign any of the Mark or such license agreement other than to any Affiliate of Heath or in connection with any disposition of all or substantially all of the Heath/Zenith Business; (v) Heath shall take all actions reasonably requested by Heathkit Company, Inc. to maintain and protect the Mark, including renewing registrations thereof and filing new applications therefor, all at Heathkit Company, Inc.'s sole cost and expense; (vi) Heathkit shall covenant that it will not and it will not permit any other Person (whether by assignment, license or otherwise) to use the name or mark "Heathkit" (either alone or in a combination of or with words, names, symbols or devices) in connection with any product, service or business other than in connection with those products manufactured, distributed, serviced, marketed or sold by Heathkit prior to and as of the Closing ("Current Heathkit Products") or after the Closing which relate to the Current Heathkit Products or the Heathkit Business or any reasonably related development or extension thereof, and Heath shall covenant with Heathkit that it will not, and it will not authorize any other Person (whether by assignment, license or otherwise) to, use the name "Heath" (either alone or in a combination of or with words, names, symbols or devices) in connection with any Current Heathkit Products or any other product (or service or business in connection therewith) which relates to the Current Heathkit Products or the Heathkit Business or any reasonably related development or extension thereof in any of the Associated Countries; and (vii) each party shall have the right, upon thirty (30) days prior written notice to such party, to enforce such party's rights described in the foregoing clause
(vi) by actions for injunctive relief and/or specific performance to the extent permitted by law and shall agree to waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Heath covenants and agrees to take all actions reasonably requested by Heathkit
Company, Inc. after the Closing to dissolve the association between the registrations for the Mark and the registrations for the trademark HEATH, all at Heathkit Company, Inc.'s sole cost and expense. In the event any such association is dissolved or upon a determination that no such association exists, Buyer shall assign to Heathkit Company, Inc. all right, title and interest in and to the Mark and the relevant registrations in the Associated Countries, together with all goodwill associated therewith, free and clear of all liens and security interests and other encumbrances or restrictions of any kind, other than the limitations on the use of the Mark as described in the foregoing clause (vi) of this Section 6.13.



                                   ARTICLE VII

                               COVENANTS OF BUYER

                  7.01 Access to Books and Records. From and after the Closing, Buyer shall, and shall cause the Company to, provide the Shareholders' Representative, the Shareholders, the Optionholders and their agents with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Company and its Subsidiaries with respect to periods or occurrences prior to the Closing Date in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by the Shareholders' Representative, the Company shall not, for a period of five years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company for the period prior to the Closing Date without first offering to surrender to the Shareholders' Representative (on behalf of the Shareholders and the Optionholders) such books and records or any portion thereof which Buyer or the Company may intend to destroy, alter or dispose of.

                  7.02 Notification. Prior to the Closing, upon discovery Buyer shall promptly inform the Company and the Shareholders' Representative in writing of any material variances from Buyer's representations and warranties contained in Article V, and Buyer shall promptly notify the Shareholders' Representative if Buyer obtains actual knowledge that the representations and warranties of the Shareholders or the Company in this Agreement and the schedules hereto are not true and correct in all material respects, or if Buyer obtains actual knowledge of any material errors in, or omissions from, the schedules to this Agreement.

                  7.03 Director and Officer Liability and Indemnification. For a period of six years after the Closing, Buyer shall not, and shall not permit the Company or any of its Subsidiaries to amend, repeal or modify any provision in the Company's or any of its Subsidiaries' certificate of incorporation or bylaws relating to the exculpation or indemnification for any officers and directors (in their respective capacities as such) (unless required by law) with respect to matters effected at or prior to the Closing, it being the intent of the parties that the officers and directors of the Company and its Subsidiaries (in their respective capacities as such) shall continue to be entitled to such exculpation and indemnification to the full extent of the law.

                  7.04 Conditions. Buyer shall use all commercially reasonable efforts to cause the conditions set forth in Section 2.02(c), (f) and (g) to be satisfied and to consummate the transactions contemplated herein as soon reasonably possible after the satisfaction (or waiver by the Shareholders' Representative) of the conditions set forth in Article II (other than those to be satisfied at the Closing).

                  7.05 Contact with Customers and Suppliers. Prior to the Closing, Buyer and Buyer's representatives shall contact and communicate with the customers and suppliers of the Company and its Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of the Company or the Shareholders' Representative, which consent shall not be unreasonably withheld.

                  7.06 Employees. In connection with the Pre-Closing Spin-Off Transactions, Heath shall terminate, without liability to Heath or the Company, the employment of all of the employees identified as "Heathkit Employees" on the Employee Schedule - Schedule 7.06 immediately prior to the Closing and all of the employees identified as "Heath/Zenith Employees" on the Employee Schedule -
Schedule 7.06 shall remain employed by Heath.

                  7.07 Employee Benefit Plans. As soon as practicable after the Closing and in no event later than 90 days after the Closing, Heath shall take such actions and the Company shall cause Heath to take such actions as are necessary to (a) spin-off a portion of the Heath Company Retirement Savings Plan assets consisting of the account balances for all current and former Heath employees who are not identified as "Heath/Zenith Employees" on the Employee Schedule Schedule 7.06 and who are not employees of Heath Ltd., (b) transfer the assets relating to such account balances under the Heath Company Retirement Savings Plan to the underlying trust of a qualified retirement plan sponsored by Heathkit Company, Inc. (provided that evidence reasonably satisfactory to Buyer that such retirement plan is qualified under Section 401(a) of the Code shall have been furnished to Buyer), (iii) spin-off a portion of the Heath Company Flexible Benefits Plan assets consisting of the employee contribution account balances for all current and former Heath employees who are not identified as "Heath/Zenith Employees" on the Employee Schedule Schedule 7.06 and who are not employees of Heath Ltd., and (iv) transfer the assets relating to such account balances under the Heath Company Flexible Benefits Plan to a flexible spending account plan sponsored by Heathkit Company, Inc.


                                  ARTICLE VIII

                                   TERMINATION

                  8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a)  by  the   mutual   consent   of  Buyer  and  the
         Shareholders' Representative (on behalf of the Shareholders and the Optionholders);

                           (b) by Buyer, if there has been a violation or breach in any material respect by the Company, the Shareholders' Representative, the Optionholders or the Shareholders of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by Buyer or, in the case of a covenant breach susceptible of cure prior to February 26, 1998, cured by the Company, the Optionholders or the Shareholders within ten days after written notice thereof from Buyer or by the Closing Date, whichever comes first;

                           (c) by the Shareholders' Representative (on behalf of a Shareholder or an Optionholder), if there has been a violation or breach in any material respect by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Shareholders or the Optionholders at the Closing and such violation or breach has not been waived by the Shareholders' Representative or, with respect to a covenant breach susceptible of cure prior to February 26, 1998, cured by Buyer within ten days after written notice thereof from the Shareholders' Representative, any Shareholder or any Optionholder or by the Closing Date, whichever comes first; or

                           (d) by either Buyer or the Shareholders' Representative if the transactions contemplated hereby have not been consummated by February 26, 1998; provided that (i) neither Buyer nor the Shareholders' Representative shall be entitled to terminate this Agreement pursuant to this Section 8.01(d) if such Person (or, in the case of termination by the Shareholders' Representative, any Shareholder or any Optionholder) is in breach or default of this Agreement in any material respect.

                  8.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or the Shareholders' Representative as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02 and Article XII hereof which shall survive the termination of this Agreement), and there shall be no liability on the part of either Buyer, the Company, any Shareholder, any Optionholder or the Shareholders' Representative to any other party to this Agreement, except for breaches of this Agreement prior to the time of such termination.


                                   ARTICLE IX

                          SHAREHOLDERS' REPRESENTATIVE

                  9.01 Designation. H.I.G. Investment Group, L.P. (the "Shareholders' Representative") is hereby designated by each Shareholder and each Optionholder to serve as the representative of such Shareholder or such Optionholder, as the case may be, with respect to the matters expressly set forth in this Agreement to be performed by the Shareholders' Representative.

                  9.02   Authority.   Each   of   the   Shareholders   and   the
Optionholders, by the execution of this Agreement, hereby irrevocably appoints the Shareholders' Representative as the agent, proxy and attorney-in-fact for such Shareholder or such Optionholder, as the case may be, for all purposes of this Agreement (including the full power and authority on such Shareholder's and such Optionholder's behalf (i) to consummate the transactions contemplated herein; (ii) to pay such Shareholder's and such Optionholder's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iii) to disburse any funds received hereunder to such Shareholder or such Optionholder and each other Shareholder or Optionholder; (iv) to hold such Shareholder's or such Optionholder's pro rata portion of $2,850,000 of the aggregate Transaction Price (including all or a portion of the Buyer Notes) in an agency fund to satisfy indemnification obligations of the Shareholders and the Optionholders in accordance with the provisions of Article X hereof; (v) to execute and deliver any certificates representing the Shares and execution of such further instruments of assignment as Buyer shall reasonably request; (vi) to execute and deliver on behalf of such Shareholder and such Optionholder any amendment or waiver hereto; (vii) to take all other actions to be taken by or on behalf of such Shareholder or such Optionholder in connection herewith; (viii) to negotiate, settle, compromise and otherwise handle the Net Working Capital adjustment; and (ix) to do each and every act and exercise any and all rights which such Shareholder or the Shareholders or such Optionholder or the Optionholders collectively are permitted or required to do or exercise under this Agreement). Each of the Shareholders and each of the Optionholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholders' Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder or any Optionholder.

                  9.03 Exculpation. Neither the Shareholders' Representative nor
any agent employed by it shall incur any liability to any Shareholder or any Optionholder by virtue of the failure or refusal of the Shareholders' Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

                                    ARTICLE X

                              ADDITIONAL COVENANTS

                  10.01 Survival Period. The  representations and warranties set forth in this Agreement or in any certificates, instruments or documents delivered at the Closing in connection with this Agreement shall survive for a period (the "Survival Period") that will continue (i) with respect to the representations and warranties in Section 4.08 (taxes) until the actual expiration of the applicable statue of limitations, (ii) with respect to the representations and warranties in Sections 3.01 (validity and binding effect),
3.02 (authority), (ownership of capital stock), the first sentence of 4.01 (organization and corporate power), the last sentence of 4.03 (authority), and
4.04 (capital stock), forever, (iii) with respect to Section 4.16 (environmental), until the third anniversary of the Closing, and (iv) with respect to all other representations and warranties, until the second anniversary of the Closing and shall thereafter be of no further force or effect, unless and to the extent a notice of claim has been given prior to the expiration of the applicable Survival Period.

                  10.02 Indemnification. Following and subject to the Closing:

                  (a)  Subject  to the  provisions  of this  Section  10.02  and
Section 10.03 below, the Shareholders and the Optionholders, jointly and severally, shall indemnify and hold Buyer, Desa Holdings Corporation, the Company and its Subsidiaries (the "Buyer Indemnified Parties") harmless against any actual loss, liability, damage or expense (including reasonable legal fees and expenses) (collectively, "Losses" and individually, a "Loss") which any Buyer Indemnified Party suffers, sustains or becomes subject to as a result of
(i) any breach of any of the covenants, representations and warranties of the Company set forth herein or in any certificates, instruments or documents delivered by the Company at the Closing (but expressly not including any provision of the Lease, the Transition Agreement, the Contribution Agreements and the Exchange Agreement) or (ii) the matters set forth in items a. through d. of Part V of the Intellectual Property Schedule - Schedule 4.10 but only to the extent such Loss is attributable to events, conditions or occurrences existing or arising prior to the Closing (in the case of this clause (ii), whether or not such Loss is attributable to any breach of any of the representations or warranties of the Company set forth herein or in any certificates, instruments or documents delivered by the Company at the Closing) (a "Specified IP Loss); provided that

                           (i) no Buyer Indemnified Party shall be entitled to indemnification under this Section 10.02(a) with respect to any Loss (other than due to a breach of any covenant) arising from or relating to a breach of any representation or warranty of the Company in this Agreement (other than a breach of Section 4.04(a)) or with respect to any Specified IP Loss, to the extent such Loss together with all other such Losses exceeds $2,850,000 (the "Cap");

                           (ii) the Buyer Indemnified Parties' right to indemnification with respect to any Loss (other than due to a breach of any covenant) from or relating to a breach of any representation or warranty of the Company in this Agreement (other than a breach of Section 4.04(a)) or with respect to any Specified IP Loss shall be limited solely to (A) in the first instance, its right of set-off against the Buyer Notes (including all accrued and unpaid interest thereon) and (B) in the second instance, to the extent the aggregate of such Losses exceeds the amount theretofore set off against the Buyer Notes pursuant to the foregoing clause (A), up to an amount equal to the Cap minus any amounts set-off against the Buyer Notes;

                           (iii)  except  as  provided  in  clause  (iv) of this
         Section 10.02(a) with respect to Losses (other than due to a breach of any covenant) arising out of any breach of Section 4.22 (collectively, "Warranty Losses" and individually, a "Warranty Loss"), no Buyer Indemnified Party shall be entitled to indemnification with respect to any individual Loss from or relating to a breach of any representation or warranty of the Company in this Agreement (other than any Warranty
         Loss) or any individual Specified IP Loss unless such Loss, together with (A) all other such Losses and (B) the excess of all other Warranty Losses over $100,000, exceeds $200,000, in which case such Buyer Indemnified Party shall be entitled to indemnification only for the amount of such excess; and

                           (iv) no Buyer Indemnified Party shall be entitled to indemnification with respect to any individual Warranty Loss until such Warranty Loss, together with all other Warranty Losses, exceeds the sum of

                                    (A)  $100,000 plus

                                    (B)  any  amount  by  which  the  sum of all
                  Losses (other than Warranty Losses) plus the amount by which all Warranty Losses exceed $100,000, is less than $100,000,

         in which case such Buyer Indemnified Party shall only be entitled to the amount of such excess.

         For purposes of the foregoing calculation, if the result of (B) is negative, such result shall be deemed to be zero. The Buyer Indemnified Parties shall not be entitled to indemnification with respect to any Loss of which Buyer or its representatives or agents had actual knowledge on or prior to the date of execution of this Agreement.

The following is an example of the effect of clauses (iii) and (iv) above on Buyer's right to indemnification hereunder: assuming Buyer is entitled to indemnification for Losses (other than Warranty Losses) which, in the aggregate equal $140,000 and Warranty Losses which in the aggregate equal $220,000. In this example, Buyer is not entitled to any indemnity payment hereunder with respect to the Losses (other than Warranty Losses) because the aggregate amount of such Losses ($140,000) do not exceed the $200,000 deductible described in clause (iii) of this Section 10.02(a). Buyer is entitled to an indemnity payment of $120,000 with respect to the Warranty Losses because $220,000 exceeds the result of (i) $100,000, plus (ii) $100,000, minus ($120,000 (the amount of
Warranty Losses in excess of $100,000, plus $140,000 (the amount of Losses other than Warranty Losses) (the result of this clause (ii) is negative and therefore deemed to be zero). If, in the foregoing example there were no Losses other than Warranty Losses, Buyer would be entitled to an indemnity payment of $20,000 with respect to such Warranty Losses because $220,000 exceeds the result of (i) $100,000, plus (ii) $100,000, minus ($120,000 (the amount of Warranty Losses in excess of $100,000, plus $0 (the amount of Losses other than Warranty Losses)). Anything herein to the contrary notwithstanding, clauses (i) through (iv) of this Section 10.02(a) shall not apply to indemnification obligations of the Shareholders and the Optionholders under Section 10.02(b) or 10.07(b).

                  (b) Subject to the provisions of Section 10.02(d) below, each Shareholder and each Optionholder shall solely for himself or itself severally (and not jointly and severally) indemnify Buyer and hold it harmless against any Loss which Buyer suffers, sustains or becomes subject to as a result of the breach by such Shareholder or such Optionholder (as the case may be) of any of his or its representations and warranties and covenants and agreements contained in this Agreement or in any certificates, instruments or documents delivered by the Shareholders' Representative (on behalf of such Shareholder or such Optionholder (as the case may be)) at the Closing; provided that any Shareholder or any Optionholder shall not be liable under this Section 10.02(b) for more than the portion of the Transaction Price actually received by such Shareholder or such Optionholder (as the case may be).

                  (c) Subject to the provisions of Section 10.02(d) below, Buyer shall indemnify each Shareholder and each Optionholder and hold him or it harmless against any Loss which any such Shareholder or such Optionholder (as the case may be) suffers, sustains or becomes subject to as a result of (i) any breach by Buyer of its covenants, representations and warranties set forth herein and as restated in any certificates delivered by Buyer at the Closing (including, without limitation, Buyer's obligations under Section 10.07) and
(ii) the operations of the Company and its Subsidiaries following the Closing.

                  (d) No Person shall be liable for any claim for indemnification under subsections (a), (b) or (c) above unless written notice specifying in reasonable detail the nature of the claim for indemnification is delivered by the Person seeking indemnification to the Person from whom indemnification is sought prior to the expiration of the applicable Survival Period.

                  (e) Promptly after the assertion by any third party of any claim (a "Third Party Claim") against any Person entitled to indemnification under this Section 10.02 (the "Indemnitee") that results or may result in the incurrence by such Indemnitee of any Loss for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall promptly notify the parties from whom such indemnification could be sought (the "Indemnitors") and the Shareholders' Representative of such Third Party Claim; provided, however, that no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any liability hereunder unless (and then solely to the extent) the Indemnitor is actually prejudiced thereby. The Shareholders' Representative shall act on behalf of all Indemnitors in the case of all Third Party Claims with respect to which Buyer is seeking indemnification under subsection (a) above and may, at its option, assume the defense of the Indemnitee against such Third Party Claim (including the employment of counsel reasonably acceptable to Buyer) so long as, in any case where Buyer is the Indemnitee, the aggregate Losses that Buyer could suffer or incur as a result of Third Party Claims would not exceed the Cap; provided that, in the case of a Third Party Claim arising out of a Specified IP Loss, the Shareholders' Representative shall not be entitled to assume such defense, but will be entitled to approve of counsel to be employed by Buyer in connection with the defense of such Third Party Claim, such approval not to be unreasonably withheld (it being understood that the employment of Jones, Day, Reavis & Pogue shall be deemed to be satisfactory to Buyer). Any Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be an expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such Third Party Claim as provided in the preceding sentence, to assume the defense of such Third Party Claim or (ii) the employment of such counsel has been specifically authorized by the Indemnitor and/or the Shareholders' Representative in the case of all Third Party Claims with respect to which the Buyer is entitled to indemnification under subsection (a) above. Anything herein to the contrary notwithstanding, if there are one or more legal defenses available to the Indemnitee that conflict with those available to any Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, to assume the defense of the Third Party Claim; provided, however, that the Indemnitee may not settle such Third Party Claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. If the Indemnitor assumes the defense of any Third Party Claim, it shall not settle such Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed).

                  (f) Subject to the following sentence, the amount of any indemnity payment which any Indemnitee shall be entitled to receive under this
Section 10 as a result of any Losses shall be reduced by any Tax benefit actually received by such Indemnitee as a result of such Losses (after giving effect to the tax effect of the receipt of the indemnification payments). Notwithstanding the foregoing, the amount of any indemnity payment which any Indemnitee shall be entitled to receive shall be reduced pursuant to this subsection 10.02(f) only if, as and when, and only to the extent that, any net Tax Benefit is actually realized by such Indemnitee. For purposes of determining whether such Indemnitee realizes a net Tax benefit with respect to a Tax Period, such Indemnitee's actual Tax Liability for such period shall be compared by such Indemnitee's hypothetical Tax Liability for such period determined by excluding in all periods all items attributable to the Losses and indemnification payments. Further, an Indemnitor shall not be obligated to make any payment or otherwise indemnify an Indemnitee for Losses arising out of or due to items covered by Section 10.02, to the extent that such Indemnitee has actually received any insurance proceeds attributable to such Losses. If such Indemnitee actually receives any insurance proceeds attributable to certain Losses following an indemnification payment by an Indemnitor, and such insurance proceeds are attributable to the Losses for which the indemnification payment was made, such Indemnitee shall return the indemnification payment to such Indemnitor (but not more than the actual amount of insurance proceeds received).

                  (g) Notwithstanding anything to the contrary contained in this
Section  10.02,  there  shall be no  recovery  for any Loss by Buyer  under this
Section 10.02, and the Loss shall not be included in meeting the stated thresholds hereunder, to the extent such item has been included in the calculation of the Closing Net Working Capital as determined pursuant to Section
1.05 hereof.

                  10.03  Limitation  of Recourse.  Following  and subject to the
Closing:

                  (a) Except with respect to claims based upon fraud, the indemnification provided by Section 10.02(a) shall be the sole and exclusive remedy for any Losses of Buyer, the Company or its Subsidiaries with respect to any misrepresentation or inaccuracy in, or breach of, any representations or warranties made by the Company in this Agreement or in any exhibit or schedules hereto or any certificate delivered hereunder.

                  (b) Except as provided in Section 10.02(a) or (b), no claim shall be brought or maintained by Buyer, the Company or any of its Subsidiaries or their respective successors or permitted assigns against any officer, director or employee (present or former), solely in his or her respective capacity as such, of the Company or any of its Subsidiaries, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of the Company or set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder, except to the extent that the same shall have been the result of fraud by any such Person (and in the event of such fraud, such recourse shall be brought or granted solely against the Person or Persons committing such fraud).

                  10.04 Special Trademark License Indemnification Agreement. The Shareholders and the Optionholders, jointly and severally, shall indemnify and hold the Buyer Indemnified Parties harmless against any Loss which any Buyer Indemnified Party suffers or becomes subject to (a) as a result of or in connection with preserving, protecting or defending its license to use the "Heath/Zenith" mark or name, as licensee, under that certain Trademark License Agreement, dated as of January 25, 1995, among Zenith Electronic Corporation ("ZEC"), Heath and the Company in accordance with the terms of such Agreement in the event that ZEC is or becomes a debtor in a proceeding (whether voluntarily or involuntarily) under the United States Bankruptcy Code (a "ZEC Bankruptcy Proceeding") (including, without limitation, expenses associated with product recall from customer shelves or private or public warehouses or like inventory storage or product replacement); (b) solely due to the submission to the United States Patent and Trademark Office by Heath in November 1997 of an application for the registration of the "Heath Zenith" mark or (c) as a result of Heath's use of the mark or name "Heath-Zenith" or the mark or name "Heath Zenith" in lieu of the mark or name "Heath/Zenith" prior to the Closing or within one year thereafter (provided that any such post-closing use by the Buyer or its Affiliates of the name or mark "Heath-Zenith" or

"Heath Zenith" is the result of the use of packaging and related materials and products existing as of the Closing or received by the Company or any of its Subsidiaries prior to the end of the three-month period following the Closing containing the name or mark "Heath Zenith" or name or mark "Heath-Zenith"); provided that such Buyer Indemnified Party submits an indemnification claim with respect to any such Loss to the Shareholders' Representative on or prior to the fourth anniversary of the Closing, except that, the foregoing notwithstanding, in the event that a ZEC Bankruptcy Proceeding is commenced within the four year period following the Closing, such Buyer Indemnified Party may submit a claim for indemnification pursuant to clause (a) of this Section 10.04 through the sixth anniversary of the Closing; provided further that, notwithstanding any provision herein to the contrary, the Buyer Indemnified Parties' right to seek indemnification under this Section 10.04 shall be limited solely to its right to set off against the Buyer Notes and, notwithstanding anything to the contrary in this Section 10.04, all rights of any Buyer Indemnified Party to indemnification under this Section 10.04 shall terminate at any time that the Buyer Notes have been paid in full or the obligations thereunder have otherwise been satisfied.

                  10.05 Disclosure Generally. If and to the extent any information required to be furnished in any schedule is contained in this Agreement or in any Schedule attached hereto, such information shall be deemed to be included in all other Schedules in which the information is required to be included in each case to the extent that appropriate cross-references thereto are made in such other Schedules or that it is otherwise reasonably evident that such information was intended by the Company to be included in such other Schedules. The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company or the Shareholders, in and of itself, that such information is material to or outside the ordinary course of the business of the Company.

                  10.06 Acknowledgment by Buyer. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT BY THE COMPANY AND THE SHAREHOLDERS AND THE OPTIONHOLDERS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SHAREHOLDERS AND THE OPTIONHOLDERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY) ARE (OTHER THAN CLAIMS OF FRAUD) DISCLAIMED BY THE COMPANY, THE SHAREHOLDERS AND THE OPTIONHOLDERS.

                  10.07    Tax Matters.

                  (a) Responsibility for Filing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending prior to or including the Closing Date which are filed after the Closing Date. At least 15 days prior to the date on which each such Tax Return is filed, Buyer shall submit a draft of such Tax Return to the Shareholders' Representative for the Shareholders' Representative's review and approval, which approval shall not be withheld if the filing of such Tax Return, as prepared by the Buyer, is not reasonably expected by the Shareholders' Representative to adversely affect the Tax liability of any Shareholder or any Optionholder. Buyer agrees and acknowledges that, without limitation, the Tax liability of each Shareholder and each Optionholder will be adversely affected by (i) reporting on any such Tax Return that (A) the value of the Heathkit Equity Interests exceeded $3.0 million on the date that the Pre-Closing Spin-Off Transactions were consummated, (B) the value of the Benton Harbor Equity Interests exceeded $2.1 million on the date that the Pre-Closing Spin-Off Transactions were consummated or (C) the Pre-Closing Spin-Off Transactions did not constitute a redemption of Company stock treated as a distribution in exchange for Company stock qualifying under
Section 302(a) and (b) of the Code or (ii) failing to claim any allowable deductions attributable to the consummation of the Repurchase Transactions on the federal (and applicable state or local) income Tax Returns of the Company and its Subsidiaries for the short taxable period ending on the Closing Date.

                  (b) Indemnification Against Certain Income Taxes. The Shareholder and Optionholders shall, jointly and severally, indemnify the Buyer Indemnified Parties and hold them harmless against any Taxes (including any interest thereon) payable by the Company for any taxable period (or portion thereof) ending on or prior to the Closing Date to the extent that such Taxes or Liabilities would not have been payable by the Company but for the consummation of the Pre-Closing Spin-Off Transactions.

                  10.08 Further Assurances. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                  10.09    Covenant Not to Compete, Solicit or Interfere.

                           (i) During the three-year period commencing with the date hereof (the "Non-Compete Period"), each Stockholder and
         Optionholder agrees that such Stockholder or Optionholder shall not (and shall not direct or assist others to) contact or solicit, offer employment to, hire, or otherwise attempt to hire any Heath/Zenith Employee unless such Heath/Zenith Employee's employment by Buyer and its Affiliates has been terminated or Buyer otherwise consents. The Stockholders shall not encourage, induce or assist others in inducing any Heath/Zenith Employee to terminate such Stockholder's employment with the Company or in any way interfere with the Company's or the Buyer's respective relationships with their employees.

                           (ii) During the Non-Compete  Period, the Stockholders
         and Optionholders agree that they shall not contact or solicit, direct or assist others to contact or solicit any customers, suppliers or other business associates of the Company if such contact or solicitation relates to the Heath/Zenith Business; and shall not otherwise interfere with the relationships between the Company or the Buyer, and their respective customers, suppliers or business associates in the Heath/Zenith Business, it being understood that the foregoing shall not prohibit the Stockholders or Optionholders or their respective Affiliates from contacting or soliciting any of the Company's customers, suppliers or other business associates, if and only to the extent that such customers or suppliers are involved in, or have or may develop a relationship with the
         Stockholders or their Affiliates in, businesses other than the Heath/Zenith Business.

                           (iii) During the Non-Compete Period, the Stockholders and Optionholders shall not directly or indirectly compete with the Company or the Buyer in the Heath/Zenith Business in any manner anywhere in the United States or Canada; provided that such restriction on competition will be limited to those businesses of the Company in which the Company was engaged prior to the date of this Agreement; provided further that, notwithstanding the foregoing, any Stockholder or Optionholder may make passive investments of no more than two percent (2%) of the outstanding shares of, or any other equity interest in, any company or entity engaged in the Heath/Zenith Business listed or traded on a national securities exchange or in an over-the-counter securities market.


                                   ARTICLE XI

                                   DEFINITIONS

                  11.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                  "AAA" means the American Arbitration Association.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a).

                  "Affiliates" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Benton Harbor Facility" means the real property and related facility owned by the Company and located in Benton Harbor, Michigan.

                  "Buyer Notes" means, collectively, the promissory notes issued to each of the Optionholders and the Shareholders, in the form of Exhibit I hereto, in the aggregate principal amount equal to $2,000,000. Each Optionholder's Buyer Note shall be in an amount equal to such Optionholder's Option Pro Rata Portion of $2,000,000 and each Shareholder's Buyer Note shall be in an amount equal to such Shareholder's Share Pro Rata Portion of $2,000,000.

                  "GAAP" means United States generally accepted accounting principles consistently applied.

                  "Hazardous Materials" means any substance or material (a) the presence of which requires investigation, removal or remediation under any Environmental and Safety Requirement,

(b) that is defined as a "hazardous waste", "hazardous material" or "hazardous substance" under any Environment and Safety Requirement including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6091 et. seq., as amended, and the rules and regulations promulgated thereunder and the comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended and the rules and regulations promulgated thereunder ("CERCLA" or "Superfund").

                  "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due, or to be come due, including any liability for Taxes.

                  "Net Working Capital" means the result, without duplication, of (i) cash or cash equivalents held by the Company or any Subsidiary, plus (ii) the excess of the value of the Company's and its Subsidiaries' trade accounts receivable over the aggregate amount reserved for bad trade accounts receivable on the Company's balance sheet, plus (iii) the excess of the value of the Company's and its Subsidiaries' inventory over the aggregate amount reserved for bad inventory on the Company's balance sheet, plus (iv) other current receivables of the Company and its Subsidiaries, plus (v) prepayments, prepaid costs and expenses of the Company and its Subsidiaries, in each case to the extent required to be reflected as current assets on the Company's balance sheet in accordance with GAAP minus (vi) accounts payable of the Company and its Subsidiaries, minus (vii) accrued merchandising costs of the Company and its Subsidiaries, minus (viii) accrued and unpaid compensation and commissions of the Company and its Subsidiaries, minus (ix) accrued warranty liabilities of the Company and its Subsidiaries, minus (x) Other Accruals, minus (xi) other current liabilities and provisions and reserves (other than the current portion of Funded Indebtedness), minus (xii) all unpaid investment banking and financial advisor fees payable by the Company or any Subsidiary incurred in connection with the transactions contemplated by this Agreement and all transaction and other fees and expenses incurred or payable by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement (including, but not limited to, attorneys', accountants', actuaries', consultants', experts' fees and expenses and all fees and expenses of any other Persons engaged by or on behalf of the Company or any Subsidiary in connection with this Agreement and the transactions contemplated hereby), minus (xiii) all unpaid management and other fees and expenses incurred by or payable by the Company or any Subsidiary to H.I.G. Investment Group, L.P. or any of its Affiliates pursuant to the terms of any management or similar agreement or otherwise, in each case calculated in accordance with GAAP consistently applied, except as otherwise specified below. If any item on (or which should be reflected on) the Latest Balance Sheet is not reflected in accordance with GAAP consistently applied in effect as of the Closing Date (based upon authoritative accounting pronouncements and literature), the Net Working Capital shall nonetheless be computed in accordance with GAAP in effect as of the Closing Date (except as otherwise provided herein) consistently applied. In computing Net Working Capital, (w) all accounting entries shall be taken into account regardless of their amount, all known errors and omissions shall be corrected,
(x) all known proper adjustments shall be made and (y) accounts receivable, inventory, accounts payable, and all items contributed to or assumed by either of the Spin-Off Entities pursuant to the Contribution Agreements will not be taken into account.

                  "Non-Compete  Period"  has the  meaning  set forth in  Section
10.08.

                  "Other Accruals" means the following items which are designated as "other accruals" on the Company's balance sheet: accrued Taxes, medical benefits, worker's compensation, group life insurance, long term disability insurance, inbound and outbound freight, customer refunds, utilities, employee flexible spending, AD&D, unclaimed checks and miscellaneous reserves, in each case to the extent required to be reflected as a current liability on the Company's balance sheet in accordance with GAAP.

                  "Option Percentage" means the percentage equivalent of a fraction, determined immediately prior to the Closing hereunder, the numerator of which is the aggregate amount of outstanding Options and the denominator of which is the aggregate amount of outstanding Shares and Options.

                  "Option Pro Rata Portion" means, with respect to each holder of the Options, the pro rata portion of such Optionholder as set forth on the Optionholders Schedule.

                  "Other Transaction Documents" means collectively, the Lease Agreement, the Transition Agreement, the Contribution Agreements.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Share Percentage" means the percentage equivalent of a fraction, determined immediately prior to the Closing hereunder, the numerator of which is the aggregate amount of outstanding Shares and the denominator of which is the aggregate amount of outstanding Shares and Options.

                  "Share Pro Rata Portion" means, with respect to each holder of the Shares, the pro rata portion of such Shareholder as set forth on the Shareholders Schedule.

                  "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, registration, value added, add-on, alternative minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  "Tax Returns" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  11.02 Cross-Reference of Other Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

                  Term                                                                         Section No.

                  1996 Heath/Zenith Financial Statements                                              4.05
                  Agreement                                                                       Preamble
                  Associated Countries                                                                6.13
                  Auditor                                                                          1.05(c)
                  Base Share Purchase Price                                                        1.03(a)
                  Base Option Repurchase Price                                                     1.02(a)
                  Benefit Plans                                                                       4.13
                  Benton Harbor Contribution                                                       6.10(a)
                  Benton Harbor Equity Interests                                                  Preamble
                  Benton Harbor Facility Contribution Agreement                                    6.10(a)
                  Buyer                                                                           Preamble
                  Buyer Indemnified Parties                                                       10.02(a)
                  Buyer's Representative                                                              6.02
                  Cap                                                                             10.02(a)
                  Closing                                                                          1.04(a)
                  Closing Balance Sheet                                                            1.05(b)
                  Closing Date                                                                     1.04(a)
                  Closing Net Working Capital                                                      1.05(b)
                  Closing Transaction                                                              1.04(b)
                  Code                                                                             4.14(a)
                  Common Stock                                                                        4.04
                  Company                                                                         Preamble
                  Confidentiality Agreement                                                           6.02
                  Contribution                                                                     6.10(a)
                  Contribution Agreements                                                          6.10(a)
                  Current Heathkit Products                                                           6.13
                  Distribution                                                                     6.10(c)
                  Environmental and Safety Requirements                                            4.17(a)
                  Equity Interests                                                                Preamble
                  Estimated Net Working Capital                                                    1.05(b)
                  Exchanged Shares                                                                Preamble
                  ERISA                                                                            4.14(a)
                  Financial Statements                                                                4.05
                  Funded Indebtedness                                                              1.04(c)
                  Heath                                                                           Preamble
                  Heath Ltd.                                                                      Preamble
                  Heathkit Business                                                               Preamble
                  Heathkit Business Contribution Agreement                                         6.10(c)
                  Heathkit Contribution                                                            6.10(a)
                  Heathkit Equity Interests                                                       Preamble
                  Heath/Zenith Business                                                           Preamble
                  HIG                                                                                12.14
                  HIG Balance Sheet                                                                  12.14
                  H.I.G. Capital                                                                      6.11




                                      -44-




                  HK Shares                                                                       Preamble
                  HSR Act                                                                             4.13
                  Indemnitee                                                                      10.08(c)
                  Indemnitors                                                                     10.08(c)
                  Intellectual Property                                                               4.10
                  Latest Financial Statements                                                         4.05
                  Latest Balance Sheet                                                                4.05
                  Lease Agreement                                                                  2.01(k)
                  Losses                                                                          10.02(a)
                  Mark                                                                                6.13
                  Material Adverse Effect                                                             4.01
                  Material Contracts                                                               4.09(c)
                  Non-Compete Period                                                                 10.09
                  Objection Notice                                                                 1.05(c)
                  Option Repurchase Price                                                          1.02(a)
                  Optionholders                                                                   Preamble
                  Options                                                                         Preamble
                  Pre-Closing Spin-Off Transactions                                               Preamble
                  Repurchase Transactions                                                          1.02(b)
                  Sale Transactions                                                                1.03(b)
                  Share Purchase Price                                                             1.03(a)
                  Shares                                                                          Preamble
                  Shareholders                                                                    Preamble
                  Shareholders Agreement                                                             12.03
                  Shareholders' Representative                                                        9.01
                  Shares                                                                          Preamble
                  Special IP Loss                                                                 10.02(a)
                  Spin-Off Entities                                                               Preamble
                  Subsidiary                                                                          4.02
                  Survival Period                                                                    10.01
                  Third Party Claim                                                               10.02(e)
                  Transaction Price                                                                   1.01
                  Transition Agreement                                                             2.01(f)
                  Warranty Loss                                                                   10.02(a)
                  ZEC                                                                                10.04
                  ZEC Bankruptcy Proceeding                                                          10.04


                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing any other announcement or communication to the employees, customers or suppliers of the Company, shall be issued or made without the joint approval of Buyer and the Shareholders'

Representative, unless required by law (in the reasonable opinion of counsel) in which case Buyer and the Shareholders' Representative shall have the right to review, to the extent reasonably practicable, such press release or announcement prior to publication.

                  12.02 Expenses. Except as otherwise expressly provided herein, the Company and Buyer shall pay all of their own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

                  12.03 Waiver of Certain Transfer Restrictions. Concurrently with the Closing, the Company and the Shareholders hereby expressly waive all of their rights to purchase Shares in connection with the transactions contemplated in this Agreement under (a) the Shareholders Agreement, dated January 25, 1995, between the Company and the shareholders of the Company (the "Shareholders Agreement") and (b) the Company's by-laws. The Shareholders Agreement shall terminate and be of no further force and effect as of the Closing.

                  12.04 Knowledge Defined. For purposes of this Agreement, the term "the Company's knowledge" or "the knowledge of the Company" as used herein shall mean the knowledge, after due inquiry (or what would reasonably be the knowledge if due inquiry were made), of Anthony A. Tamer, Brian D. Schwartz, Donald J. Desrochers, Emmet Roche, Phillip Cole, Peter Battista and Y. F. Lai.

                  12.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, delivered by Federal Express or similar overnight courier service or mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Company and the Shareholders shall, unless another address is specified in writing, be sent to the address indicated below:

                  Notices to Buyer:

                  Desa International, Inc.
                  2701 Industrial Drive
                  P.O. Box 90004
                  Bowling Green, KY  42101
                  Attn:  President

                  with a copy to:

                  Sullivan & Worcester
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Timothy M. Lindamood

                  Notices to Shareholders:

                  H.I.G. Investment Group, L.P.
                  c/o H.I.G. Capital Management, Inc.
                  1001 South Bayshore Drive, Suite 2310
                  Miami, Florida  33131
                  Attn:  Anthony A. Tamer
                         Brian D. Schwartz

                  with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:  James L. Learner
                         Wendy L. Chronister

                  Notices to Company:

                  Heath Holding Co.
                  445 Riverside Drive
                  Benton Harbor, Michigan  49022
                  Attn:  President

                  12.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that, prior to the Closing, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Buyer (other than to Desa Holdings Corporation or any Affiliate thereof), without the prior written consent of the Shareholders' Representative.

                  12.07 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  12.08 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

                  12.09 Amendment and Waiver. Any provision of this Agreement or the schedules or exhibits hereto may be amended or waived only in writing signed by Buyer, the Company and the Shareholders' Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

                  12.10 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  12.11 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

                  12.12 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Illinois.

                  12.13 Specific Performance. The parties recognize that certain of their rights under this Agreement are unique and, accordingly, any party hereto shall (except solely as otherwise expressly provided in Section 10.03 hereof), in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. The parties hereby waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. The rights and remedies of the parties under this Agreement are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which the parties shall have under or by virtue of any statute, rule or regulation or any rule of law, or in equity, or any other agreement or obligation between the parties or any of them.

                  12.14 HIG Balance Sheet. H.I.G. Investment Group, L.P. ("HIG") represents and warrants that it has furnished to the Buyer a true and complete copy of the audited consolidated balance sheet of HIG and its subsidiaries as at December 31, 1996 (the "HIG Balance Sheet") and that the HIG Balance Sheet has been prepared in accordance with GAAP, is true, complete and correct and is consistent with the books and records of HIG in all material respects, and presents fairly the consolidated financial condition of HIG as of the date thereof.

                  12.15 Jurisdiction and Venue. Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any other agreements or transactions contemplated hereby may be brought in any federal or state court in Florida, Illinois, Kentucky or Massachusetts and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, any other agreement or transaction or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                               HEATH HOLDING CORP.

                                               By_________________________

                                               Its________________________


                                               DESA INTERNATIONAL, INC.

                                               By_________________________

                                               Its________________________


                                  SHAREHOLDERS:










                  (Signature Page to Stock Purchase Agreement)

                                               HIG INVESTMENT GROUP, L.P.


                                               By_________________________

                                               Its________________________














                  (Signature Page to Stock Purchase Agreement)

                                               KACTUS INVESTMENT CORPORATION

                                               By_________________________

                                               Its________________________






                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Sami Mnaymneh

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Brian Schwartz

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Thomas Carver

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  John Bolduc

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Todd Scanlon

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Donald Desrochers

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  John Horton

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Phillip Cole

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Emmet Roche

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Peter Battista

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Ron Greathouse

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Gary McGriff

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Diane Peterson

                  (Signature Page to Stock Purchase Agreement)

                                  __________________________________
                                  Brad Jensen

                  (Signature Page to Stock Purchase Agreement)

                                    EXHIBITS

Exhibit A              Transition Agreement

Exhibit B              Company Certificate

Exhibit C              Shareholders' Representative Certificate

Exhibit D              Form of Lease Agreement

Exhibit E              Buyer Certificate

Exhibit F              Form of Heathkit Business Contribution Agreement

Exhibit G              Form of Benton Harbor Facility Contribution Agreement

Exhibit H              Form of Exchange Agreement

Exhibit I              Form of Buyer Note

                                    SCHEDULES

Associated Countries

Affiliated Transactions

Authorization

Banking and Agency

Capital Expenditures

Capital Stock

Contracts

Developments

Employee Benefits

Employee

Environmental Compliance

Governmental Consents

Indebtedness

Insurance

Intellectual Property

Leased Real Property

Liabilities

Liens

Litigation

Optionholders

Product Liability

Shareholders

Subsidiary

Taxes

Third-Party Consents

Undisclosed Liabilities